Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 1, 2005 by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the “Parent”), FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida corporation (the “Company”), and THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida corporation (the “Buyer).

WITNESSETH:

WHEREAS, the Company is engaged in the electrical construction and services business (the “Business”);

WHEREAS, the Parent owns 1,000 shares of common stock, $0.01 par value per share of the Company (the “Stock”), which constitutes all of the issued and outstanding capital stock of the Company;

WHEREAS, the respective Boards of Directors of Parent, Buyer and the Company deem it advisable and in the best interests of their respective shareholders that Company merge (the “Merger”) with and into the Buyer upon the terms and subject to the conditions set forth herein, and such Boards of Directors have approved the Merger;

NOW, THEREFORE, for and in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.	THE MERGER.

1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Company shall be merged with and into the Buyer in accordance with the applicable provisions of the Florida Business Corporation Act (the “FBCA”) and the separate existence of Company shall thereupon cease, and the Buyer shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Company”). The Merger shall have the effects set forth in Section 607.1106 of the FBCA, including without limitation, the Surviving Company’s succession to and assumption of all rights and obligations of the Company.

1.2 Effective Time of the Merger. The Merger shall become effective (the “Effective Time”) when properly executed Articles of Merger are duly filed with the Secretary of State of the State of Florida, which filing shall be made as soon as practicable after the satisfaction or waiver of the conditions set forth in Section 5 hereof.

1.3 Articles of Incorporation and Bylaws of Surviving Company. Effective at and after the Effective Time, the Articles of Incorporation of the Buyer shall be the Articles of Incorporation of the Surviving Company. Effective at and after the Effective Time, the Bylaws of the Buyer shall be the Bylaws of the Surviving Company.

1.4 Directors and Officers. At and after the Effective Time, (a) the Board of Directors of Buyer immediately prior to the Effective Time shall be the Board of Directors of the Surviving Company and (b) the officers of the Buyer immediately prior to the Effective Time shall be the officers of the Surviving Company, in the case of both clause (a) and (b) until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s Bylaws and the FBCA.

1.5 Excluded Assets. It is expressly understood and agreed that immediately prior to the Effective Time, the following assets of the Company shall be distributed to the Parent and shall not be assets of the Surviving Company (such assets are hereinafter referred to collectively as the “Excluded Assets,” and the assets of the Surviving Company at the Effective Time, other than the Excluded Assets, are hereinafter referred to collectively as the “Assets”):

(a) Cash and cash equivalents or similar type investments, such as certificates of deposit, Treasury bills and other marketable securities;

(b) Claims for refunds of taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date;

(c) Any asset, tangible or intangible, which is not freely transferable through Merger without the consent of a third party, upon the failure to obtain such consent;

(d) Any records required by applicable laws to be retained by the Parent;

(e) Any contract or agreement, whether written or oral, between the Company and IES Contractors, Inc. or IES Federal Contract Group L.P.; and

(f) Any amounts owed to the Company by Parent, Integrated Electrical Finance, Inc., IES Management LP, IES Management ROO LP, IES Properties, Inc., or IES Reinsurance, Ltd.

Prior to or at Closing, Parent shall cause all intercompany obligations between the Company, on the one hand, and Parent and its affiliates (other than the Company), on the other hand, to be assigned to an entity other than the Company, repaid, terminated or otherwise satisfied. The method of eliminating such intercompany obligations shall be at Parent’s sole election.

1.6 Conversion of Shares. Upon consummation of the Merger, by virtue of the Merger and without any action on the part of any holder of any Stock, each share of Stock outstanding immediately prior to the Effective Date shall be converted into a right to receive the following (the “Merger Consideration”):

(i) $5,960.25 in cash;

(ii) $1,950.75 in principal amount of Surviving Company promissory notes (the “Notes”). The Notes shall be in substantially the form set forth on Exhibit B.

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The gross amount of Merger Consideration payable to Parent, as the holder of all 1,000 shares of outstanding Stock, shall be $5,960,250 in cash and $1,950,750 in Notes (the “Gross Merger Consideration”). The cash portion of the Gross Merger Consideration shall be paid to Parent by wire transfer from Buyer to an account designated by Parent in writing prior to the Closing. The Notes will be delivered to the Parent at the Closing. The Gross Merger Consideration is subject to further adjustment as set forth in Section 1.10 below.

Each share of stock of Buyer outstanding immediately prior to the Effective Date is to be an identical share of the Surviving Company immediately after the Effective Date.

1.7 Surrender of Shares.

(a) At the Closing, upon surrender to Buyer of certificates representing shares of Stock (the “Certificates”), Buyer shall promptly deliver to the Parent the Gross Merger Consideration, and the Certificates shall be cancelled. Each Certificate evidencing Stock shall, after the Effective Date, be deemed to evidence only the right to receive the Merger Consideration to which its holder is entitled pursuant to Section 1.6.

(b) From and after the Effective Date, the holders of Certificates evidencing ownership of Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such Stock except as otherwise provided herein or by law. No interest shall be paid or accrue on any portion of the Merger Consideration, except for interest accruing on the Notes in accordance with their terms following the issuance and delivery thereof.

(c) In the event that a Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Surviving Corporation shall pay the Merger Consideration in respect thereof. The owner of such lost, stolen or destroyed certificate shall deliver to the Surviving Company such indemnity and bond as it may reasonably direct as protection against any claim that may be made against the Surviving Company with respect to the certificate alleged to have been lost, stolen or destroyed.

1.8 Plan of Merger. For purposes of the FBCA, Sections 1.1 through 1.11, inclusive, and any relevant definitions of terms used herein and Exhibits referred to herein, shall constitute the plan of merger of the Company and Buyer, and shall be restated in the articles of merger to be filed with the Florida Secretary of State to effect the Merger, or in an attachment thereto, with such changes thereto as are appropriate in light of such restatement, including changes in section numbers.

1.9 Effective Date. The Parties acknowledge that the Merger will be effective, for purposes of Florida corporate law, on the Effective Date. However, the Parties agree that they shall treat the Merger as being effective as of the close of business on August 31, 2005 (the “Agreed Effective Time”) for financial statement reporting and tax purposes, and for all other purposes as among themselves.

1.10 Cash Reconciliation. Within 60 days following the Closing Date, the Parent shall prepare and deliver to the Surviving Company a schedule setting forth, for the period commencing

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on August 1, 2005, and ending as of the Agreed Effective Time, (a) the cash disbursements funded by the Company, the Parent or any of their affiliates for the benefit of the Company, to include those made in the ordinary course to trade vendors and those made in the ordinary course for Company employee benefit plans (the “Disbursements”), and (b) the cash deposits made by the Company (the “Deposits”). Within three business days following the Surviving Company’s receipt of such schedule, (i) the Surviving Company shall remit to the Parent in immediately available funds, the amount by which the Disbursements exceed the Deposits, if any; or (ii) the Parent shall remit to the Surviving Company, in like manner and within such period, the amount by which Deposits exceed the Disbursements, if any. Disbursements shall include, but not be limited to, actual cash amounts paid by the Company or the Parent on behalf of the Company with respect to pre-Agreed Effective Time periods, including (i) amounts paid after July 31, 2005 for checks issued by the Company or Parent on behalf of the Company on or before July 31, 2005 that had not cleared the banks on July 31, 2005, which amounts were reflected on the July 31, 2005 balance sheet as negative cash amounts, (ii) checks issued by the Company or Parent on behalf of the Company subsequent to July 31, 2005, but before the Agreed Effective Time that have not cleared the banks as of the Agreed Effective Time, (iii) workers compensation, general liability, auto insurance, health and similar insurance premiums paid by the Parent on behalf of the Company with respect to periods prior to the Agreed Effective Time, whether accrued prior to or after the Agreed Effective Time, and (iv) other amounts paid by the Company or by the Parent on behalf of the Company with respect to periods prior to the Agreed Effective Time, but for which invoices are received or accruals are made after the Agreed Effective Time. Deposits shall include, but not be limited to, actual cash amounts received by the Company or the Parent on behalf of the Company subsequent to July 31, 2005, but before the Agreed Effective Time that have not been reflected in the Company’s accounts as of the Agreed Effective Time. Disbursements and Deposits will be accounted for in accordance with Parent’s accounting practices consistent with past periods.

1.11 Expenses: Consents and Taxes. The Buyer shall pay, or cause to be paid (i) all costs and expenses of obtaining all consents of third parties for the Merger, and (ii) all transfer, stamp, sales, use or other similar taxes or duties payable in connection with the Merger.

2.	CLOSING AND TERMINATION.

2.1 Time and Place of Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cochran & Baker LLP, 520 Post Oak Blvd., Suite 820, Houston, Texas 77027 at 10:00 a.m., local time, on the second business day after the conditions to Closing set forth in Section 5 (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by the party entitled to waive such condition), or at such other place, date and time as the parties may agree. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”

2.2 Termination of Agreement. This Agreement may be terminated prior to the Closing Date as follows:

(a) At any time prior to the Closing Date, by the written consent of each of Buyer, the Company and Parent;

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(b) By Buyer, the Company or Parent if the Closing has not occurred on or before September 15, 2005; provided, however, that the terminating party is not in default of its obligations hereunder in any material respect.

(c) By Buyer, the Company or Parent, if there shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any order is entered by a governmental authority of competent jurisdiction having valid enforcement authority permanently restraining, prohibiting or enjoining the consummation of the Merger;

(d) By Parent, so long as neither Parent nor Company is then in breach of its obligations under this Agreement in any material respect, upon a breach of any covenant or agreement of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have been or becomes untrue, in each case such that the conditions set forth in Section 5.3(a) or Section 5.3(b), as the case may be, would not be satisfied and such breach or untruth has not been cured within two business days of the date on which Buyer receives notice thereof from Parent; or

(e) By Buyer, so long as Buyer is not then in breach of its obligations under this Agreement in any material respect, upon a breach of any covenant or agreement of Parent or Company set forth in this Agreement, or if any representation or warranty of Parent or Company shall have been or becomes untrue, in each case such that the conditions set forth in Section 5.2(a) or Section 5.2(b), as the case may be, would not be satisfied and such breach or untruth has not been cured within two business days of the date on which Parent and Company receive notice thereof from Buyer.

(f) By Parent or the Company upon notice to Buyer if (i) the Commitment Letter dated August 22, 2005 issued by SunTrust Bank, as amended, or the Commitment Letter dated August 4, 2005, issued by Mirabilis Ventures, Inc. (together, the “Commitment Letters”) shall have expired or have been terminated; provided, however, that the right to terminate this Agreement under this Section 2.2(f) shall not be available to Parent or the Company if within two business days of receiving notice by Parent or the Company of its intention to terminate this Agreement under this Section 2.2(f), Buyer (A) secures an extension of the Commitment Letter or Letters (if expired or terminated), (B) secures a commitment letter for alternate or additional financing upon terms reasonably acceptable to the Parent.

2.3 Effect of Termination. No termination of this Agreement pursuant to Section 2.2 shall be effective until notice thereof is given to the non-terminating parties specifying the provision hereof pursuant to which such termination is made. If validly terminated pursuant to Section 2.2, this Agreement shall become wholly void and of no further force or effect without liability to Parent, Buyer, or the Company or any of its or their respective subsidiaries, affiliates, officers, directors, employees, agents, advisors or other representatives, and each shall be fully released and discharged from any liability or obligation under or resulting from this Agreement and neither Company, Parent, nor Buyer shall have any other remedy or cause of action under or relating to this Agreement or any applicable law including, without limitation, for reimbursement of expenses, except that the obligations of Buyer under the Confidentiality Agreement and the obligations of the parties under this Section 2.3 and Sections 8 and 10 of this Agreement shall remain in full force and effect.

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3.	REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties of the Company and the Parent. The Company and the Parent represent and warrant to the Buyer as follows:

(a) Organization, Authority and Qualification of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Florida and the Company has full corporate power and authority to own or lease its properties and to carry on its business in such state. The Company has the full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) No Violation. The Company is not in default under or in violation of its Articles of Incorporation or Bylaws. Except as set forth on Schedule 3.1 hereto, the execution, delivery and performance of this Agreement by the Company and the Parent does not violate or create a default under any credit agreement binding upon Parent, or to the knowledge of Parent, the Company, including without limitation, those listed on items 1 through 5, inclusive, on Schedule 1.5.

(c) Capitalization. The Company’s authorized capital consists of 1,000 shares of common Stock, $0.01 par value, of which 1,000 shares are issued and outstanding. The record and beneficial owner of all of such shares is Parent. All the issued and outstanding shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights, and have been issued in compliance with all applicable laws. The Stock constitutes all shares of the outstanding capital stock of the Company. Except for the 1,000 shares of Stock owned by Parent, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of the capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of its capital stock or other voting securities or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, (iv) no equity equivalents, interest in the ownership or earnings, or other similar rights of or with respect to the Company, and (v) no shares or other equity or partnership interest of any other entity owned by the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares, securities, options, equity equivalents, interests or rights.

3.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Parent and the Company as follows:

(a) Organization, Authority and Qualification of the Buyer. The Buyer is a corporation duly organized and validly existing under the laws of the State of Florida and the Buyer has full corporate power and authority to own or lease its properties and to carry

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on its business in such state. The Buyer has the full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) No Violation. The Buyer is not in default under or in violation of its Articles of Incorporation or Bylaws. The execution, delivery and performance of this Agreement by the Buyer does not violate or create a default under any agreement binding upon the Buyer or its assets.

(c) Certain Fees. Except as previously disclosed to the Parent (and as to which fees and commissions Buyer shall be solely responsible), the Buyer has not employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

(d) Financial Information. The financial and management reports (including, without limitation, WIP schedules) heretofore delivered or made by Buyer or the Company to the Parent are true and correct in all material respects and do not omit to state any fact necessary to make any of them, in light of the circumstances in which made, not misleading. All executed change orders have been recorded, all agreed change orders have been executed or are listed on Schedule 3.2(d), and all checks and cash received by the Company and its affiliates have been deposited.

3.3 No Warranty. The Buyer acknowledges that certain of its officers and shareholders, through previous management of the Company, are familiar with the Assets and the operations of the Company, and have access to any information pertaining thereto and have made such information available to Buyer. Neither the Company nor the Parent, nor any of their respective directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and no such person shall be liable for, or bound in any manner by, and Buyer and its officers, directors, shareholders and other affiliates have not relied upon and will not rely upon, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Company, Business or Assets except as specifically provided in this Section 3. The Buyer acknowledges that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, it and its officers, directors, shareholders and other affiliates have relied solely on the basis of their own independent investigation of the Company, the Business and the Assets and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the Company and the Parent in this Agreement and without affecting or impairing their right to rely thereon, the Buyer acknowledges that (a) it and its officers, directors, shareholders and other affiliates have not relied, in whole or in part, on any information contained in documents, materials or other information provided to them by, or on behalf of, Company or the Parent, and (b) neither Company nor the Parent is making any representations or warranties with respect to (i) any such documents, materials or other information, other than, in each case, as set forth in this Agreement or (ii) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets. ACCORDINGLY, THE COMPANY AND

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ITS BUSINESS AND ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1 OF THIS AGREEMENT, THE COMPANY AND PARENT MAKE ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, REGARDING THE COMPANY, THE BUSINESS, OR THE ASSETS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THE ABILITY OF THE COMPANY TO ASSIGN THE ASSETS THROUGH THE MERGER, OR OBTAIN CONSENTS TO ANY ASSIGNMENT.

4.	COVENANTS; ACTION SUBSEQUENT TO CLOSING.

4.1 Access to Books and Records. Until the third anniversary of the Closing Date, the Parent shall afford, and will cause its affiliates to afford (subject to the provisions of applicable law), to the Buyer and the Surviving Company and their respective counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of the Company and the Business with respect to periods ending on or prior to the Closing Date to the extent that such records are retained by Parent and such access may be reasonably required by the Buyer and the Surviving Company to facilitate (i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Buyer or the Surviving Company in connection with the Business or (ii) for any other reasonable business purpose. Until the third anniversary of the Closing Date, the Buyer and the Surviving Company shall afford, and will cause its affiliates to afford (subject to the provisions of applicable law), to the Parent, its counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of the Surviving Company and the Business with respect to periods ending on or prior to the Closing Date to the extent that such access may be reasonably required by the Parent to facilitate (i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Parent in connection with the Business, including without limitation the Retained Liabilities (hereinafter defined), or (ii) for any other reasonable business purpose. Following the Closing, the Buyer and the Surviving Company shall prepare, on behalf of the Company, all regularly prepared financial reports and statements for periods up to and including the Agreed Effective Time, shall deliver such reports to the Parent on or before the 12th day of the month following the Agreed Effective Time, shall sign a “Representation Compliance Letter” with respect to all such financial reports and statements, and shall cooperate with and provide assistance to the Parent in their financial and tax reporting obligations for the periods up to and including the Agreed Effective Time.

4.2 Mail. The Parent authorizes and empowers the Buyer and the Surviving Company on and after the Closing Date to receive and open all mail received by the Buyer or the Surviving Company relating to the Business or the Assets and to deal with the contents of such communications in any proper manner. The Parent shall promptly deliver to the Buyer and the Surviving Company any mail or other communication received by it after the Closing Date pertaining to the Business or the Assets. The Buyer and the Surviving Company shall promptly deliver to the Parent any mail or other communication received by them after the Closing Date pertaining to the Excluded Assets or Retained Liabilities, and any cash, checks or other instruments of payment in respect of the Excluded Assets. As soon as is practicable after the Closing Date, and in no event more than ten days thereafter, the Surviving Company shall mail to its customers and vendors a notice of the Merger in the form mutually agreed upon by Surviving Company and Parent.

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4.3 No Consent Contracts. To the extent that any contract of the Company included in the Assets may not be assigned in the Merger without the consent of any third party, and such consent is not obtained prior to Closing (such contracts referred to as “No Consent Contracts”), this Agreement and the Merger shall not constitute an assignment thereof (and such No Consent Contracts shall be treated as Excluded Assets), but to the extent permitted by law shall constitute an equitable assignment by the Company and assumption by the Buyer of the Company’s rights and obligations under the applicable No Consent Contract, with the Parent making available to the Buyer the benefits thereof and the Buyer performing the obligations thereunder on the Company’s and Parent’s behalf until such consent can be obtained, whereupon the No Consent Contract will be assigned to the Surviving Company. The Parties will cooperate with and render reasonable assistance to the other Parties to this Agreement in order to obtain any such consent or to render performance under such contracts until such consent is obtained.

4.4 Preparation and Filing of Certain Tax Forms. The Surviving Company shall prepare and submit to Parent for review and approval prior to signature and timely filing all Forms W-2, 940, 941 and 1099 with all appropriate Governmental Entities, including without limitation any summary schedules and transmittal forms, as well as any similar filings required by any state or local Governmental Entity, with respect to all wages and other reportable payments or any sales tax liability for the calendar year 2004 and for the partial year in 2005 ending on the Closing Date. As used herein, “Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality, domestic or foreign. The Buyer shall pay all administrative amounts owed as a result of or otherwise related to such filings with the exception of any tax, interest, or penalties associated with periods prior to the Closing. The Company will pay, on or before they become due, any employment taxes withheld by it which have not been previously paid. The Buyer, Parent and the Company shall cooperate (subject to the requirements of applicable law) in making all such filings and shall make available to the others such information as any of them requires to assure such filings are made on a timely and accurate basis. The Surviving Company and the Parent agree that they will jointly prepare and file an election to have the Merger treated as a sale of assets for federal income tax purposes under Section 338(h)(10) of the Internal Revenue Code.

4.5 The Parent Name and Logos. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer and Surviving Company, at their expense, shall remove the Parent and its affiliates’ names and logos from all of the Assets. The Buyer and the Surviving Company shall not use in any manner any name, logo or mark owned by or licensed to the Company, the Parent or their respective affiliates which bears any reference to IES or any subsidiary of IES other than the Company. The name “Florida Industrial Electric” shall become the exclusive property of the Buyer and the Surviving Company following the Closing and shall not be used by the Company, Parent or their respective affiliates except in connection with the Parent’s handling of the Retained Liabilities.

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4.6 Leased Assets. At the Closing, the Buyer, at its expense, shall pay off or refinance the leases on the vehicles and equipment listed on Schedule 4.6 attached hereto, and in connection therewith shall obtain the release of Parent and the Company for all liability under such leases.

4.7 Chubb Bonds. Buyer agrees that at the Closing it and each of its shareholders (on their own behalf and on behalf of the Surviving Company) shall execute and deliver to the Federal Insurance Company and its subsidiary or affiliated insurers and any applicable co-sureties (collectively, “Federal”), a General Agreement of Indemnity in the form attached as Exhibit A, pursuant to which Buyer and such shareholders agree to (i) indemnify Federal with respect to the performance and completion of the bonded obligations as set forth therein; and (ii) replace within ninety (90) days the bonds identified as Cancelable Bonds therein. If, after the Closing, the amount of Bonded Obligations is increased due to the issuance of a rider, supplement or amendment to an existing bond, then Surviving Company will pay Parent the actual cost of the increase plus a handling fee of 5% of the actual cost as reimbursement to Parent for the additional premium. Surviving Company further agrees to continue to provide to Federal monthly written reports (with a copy to the Parent) as to the progress of the completion of the bonded jobs. Buyer further agrees to provide, from time to time and at the request of the Parent, a certificate or certificates certifying that the Cancelable Bonds have been replaced, and as to such other matters concerning the performance by the Buyer of its post-closing obligations under this Agreement as Parent shall request.

4.8 Retained Claims. The Parent shall retain liability for certain insured claims and other matters as set forth in Schedule 1.5 and in other specific provisions of this Agreement (the “Retained Liabilities”). The Buyer and the Surviving Company agree to cooperate with the Parent in the defense of the Retained Liabilities and to make available the Surviving Company’s personnel and facilities for that purpose. The Parent shall retain as Excluded Assets and not transfer to the Buyer all books and records associated with the Retained Liabilities, as well as any reserves established on the books of the Company for the Retained Liabilities, which reserves shall be paid in cash by the Buyer to the Parent at Closing. The Buyer shall pay and discharge when due, and cause the Surviving Company to pay and discharge when due all liabilities of the Company and the Surviving Company in existence at the Effective Time. The Buyer represents to the Parent and the Company that following the Effective Time and the closing of the other transactions contemplated hereby it will be solvent. The Buyer has no current plan or intention to liquidate the Surviving Company, merge the Surviving Company with or into another corporation, sell all of the stock of the Surviving Company or cause the Surviving Company to discontinue the historic business of the Company and agrees not to take any such action until after the first anniversary of the Effective Time.

4.9 Confidentiality. The parties acknowledge that Conrad D. Eigenmann and the Company previously executed a confidentiality agreement dated January 10, 2005 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the completion of the Closing at which time Mr. Eigenmann’s obligations thereunder with respect to the Evaluation Materials (as defined in the Confidentiality Agreement) relating solely to the Company shall terminate. In addition, the parties agree that the terms and conditions of the transactions contemplated hereby and information provided to Buyer in connection with the execution hereof shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement.

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4.10 Directors’ and Officers’ Indemnification. For a period of not less than six (6) years from the Closing Date, Buyer and the Surviving Company shall exculpate, indemnify, advance expenses to and hold harmless all past and present employees, officers, agents and directors of the Company to the same extent such Persons are currently exculpated, indemnified and advanced expenses by the Company pursuant to the FBCA or its articles of incorporation and bylaws for any acts or omissions occurring at or prior to the Closing and the Surviving Company’s articles of incorporation and bylaws will continue to include provisions to such effect. In the event that any indemnifiable claim is asserted or made within such six (6) year period, all rights to indemnification and advancement of expenses in respect of such claim shall continue to the extent currently permitted under the FBCA and the Surviving Company’s articles of incorporation and bylaws until such claim is disposed of or fully satisfied.

4.11 Financing. Buyer shall use its reasonable best efforts to obtain and effectuate the financing contemplated by the Commitment Letters on the terms set forth therein. Buyer agrees to notify Parent and the Company immediately if, at any time prior to the Closing Date, (i) either Commitment Letter shall expire or be terminated for any reason, (ii) any financing source that is a party to a Commitment Letter notifies Buyer that such source no longer intends to provide financing to Buyer, or (iii) for any reason Buyer no longer believes in good faith that it will be able to obtain any of the financing substantially on the terms described in the Commitment Letter.

5.	CONDITIONS TO CLOSING.

5.1 Conditions Precedent to Obligations of Each Party. The respective obligations of the Company, Parent and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following condition:

No order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any material proceeding initiated by any Governmental Entity of competent jurisdiction having valid enforcement authority seeking such an order be pending, nor shall there be any action taken, or any law or order enacted, entered or enforced that has not been subsequently overturned or otherwise made inapplicable to this Agreement, that makes the consummation of the transactions contemplated hereby illegal.

5.2 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer, in whole or in part, subject to applicable law):

(a) All of the representations and warranties of Parent and the Company contained herein shall be true and correct on and as of the Closing Date, except those representations and warranties of Parent and the Company that speak of a certain date, which representations and warranties shall have been true and correct as of such date; provided, however, that this condition shall be deemed to have been satisfied so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the Company or on its ability to consummate the transactions contemplated hereby;

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(b) Parent and the Company shall have performed and complied with their respective obligations and covenants required by this Agreement to be performed or complied with by Parent or the Company on or prior to the Closing Date, in all material respects;

(c) Parent and Company shall have received the documents referred to in Section 6.2.

5.3 Conditions Precedent to Obligations of the Parent and the Company. The obligations of Parent and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and the Company, in whole or in part, subject to Applicable Law):

(a) All of the representations and warranties of Buyer contained herein shall be true and correct on and as of the Closing Date, except those representations and warranties of Buyer that speak of a certain date, which representations and warranties shall have been true and correct as of such date; provided, however, this condition shall be deemed to have been satisfied so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the Buyer or its ability to consummate the transactions contemplated hereby;

(b) Buyer shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date, in all material respects;

(c) Buyer shall have received the documents referred to in Section 6.2; and

(d) The consents and waivers set forth on Schedule 5.3(d) shall have been obtained.

6.	DOCUMENTS TO BE DELIVERED.

6.1 Documents to Be Delivered by Parent. At the Closing, Parent shall deliver, or cause to be delivered, to Buyer the following:

(a) The written resignations of each of the directors and officers (other than full time employees of the Company) of the Company;

(b) The Certificates; and

(c) Copies of each of the consents and waivers described in Section 5.3(d).

6.2 Documents to Be Delivered by Buyer. At the Closing, Buyer shall deliver to Parent the following:

(a) The Notes;

(b) The cash portion of the Gross Merger Consideration; and

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(c) A Loan and Security Agreement in substantially the form of Exhibit C (“Security Agreement”) and a Guaranty signed by each of its shareholders in the form of Exhibit D (“Guaranty”).

7.	INDEMNIFICATION.

7.1 Survival. The representations and warranties of the Company, the Parent and the Buyer contained in this Agreement, any schedules delivered by or on behalf of the Parent, the Company or the Buyer pursuant to this Agreement, or in any certificate, instrument, agreement or other writing delivered by or on behalf of the Company, the Parent or the Buyer pursuant to this Agreement shall survive the consummation of the transactions contemplated herein; provided that all such representations and warranties of the Buyer, the Company and the Parent shall be of no further force and effect, and no claim for indemnification by the Buyer, the Company or the Parent for breach of such representations and warranties pursuant to this Section 7 may be brought for any reason, after the expiration of twelve (12) months from the Closing Date (the “Survival Period”), except for the representations and warranties contained in Section 3.1(c), which shall survive indefinitely. Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

7.2 Indemnification by the Parent.

(a) In accordance with and subject to the provisions of this Section 7, the Parent shall indemnify and hold harmless the Buyer and the Surviving Company and their affiliates (the “Surviving Company Indemnitees”) from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys’ fees and amounts paid in settlement (collectively, the “Buyer Indemnified Losses”), suffered or incurred by the Surviving Company Indemnitees by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Company or the Parent contained in this Agreement, or in any schedules delivered to the Buyer by or on behalf of the Company or the Parent pursuant to this Agreement; (ii) the breach of any covenant or agreement of the Company or the Parent contained in this Agreement; or (iii) the Retained Liabilities.

(b) The Parent shall reimburse the Buyer and the Surviving Company on demand for any Buyer Indemnified Losses suffered by the Buyer with respect to matters other than claims, actions or demands brought, made or instituted by a third party (“Third Party Claims”). With respect to Third Party Claims, the Parent shall reimburse the Buyer and the Surviving Company on demand for any Buyer Indemnified Losses suffered by the Buyer or the Surviving Company, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Buyer Indemnified Losses. The Parent shall have the opportunity to defend at its expense any claim, action or demand for which the Buyer or the Surviving Company claims indemnity against the Parent; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Parent; and (iii) counsel for the Buyer and the Surviving Company may participate at all times and in all proceedings (formal and

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informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Buyer and the Surviving Company.

7.3 Indemnification by the Buyer and the Surviving Company.

(a) In accordance with and subject to the provisions of this Section 7, the Buyer and the Surviving Company shall, jointly and severally, indemnify and hold harmless the Parent and its affiliates (for purposes of this Section 7, the “Parent Indemnitees”) from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys’ fees and amounts paid in settlement (collectively, the “Parent Indemnified Losses”), suffered or incurred by the Parent Indemnitees by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Buyer contained in this Agreement, or in any schedules delivered to the Parent by or on behalf of the Buyer pursuant to this Agreement; (ii) or the breach of any covenant or agreement of the Buyer contained in this Agreement, the Notes, the Security Agreement or the Guaranty; (iii) any liabilities of the Company or the Surviving Company that are not Retained Liabilities, including, without limitation, any liability to sureties with respect to bonded jobs; or (iv) the operation of the Business prior to the Closing (except the Retained Liabilities).

(b) The Buyer and the Surviving Company, jointly and severally (the “Buyer Indemnifying Parties”), shall reimburse the Parent Indemnitees on demand for any Parent Indemnified Losses suffered by the Parent Indemnitees with respect to matters other than Third Party Claims. With respect to Third Party Claims, the Buyer Indemnifying Parties shall reimburse the Parent Indemnitees on demand for any Parent Indemnified Losses suffered by the Parent Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Parent Indemnified Losses. The Buyer Indemnifying Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Parent Indemnitees claim indemnity against the Buyer Indemnifying Parties; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Buyer Indemnifying Parties; and (iii) counsel for the Parent may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Parent.

7.4 Limitation and Payment on Claims. No claim shall be brought under this Section 7 for breach of any representation or warranty, and no party hereto shall be entitled to receive any payment with respect thereto, until such time as, and only to the extent that, the aggregate amount of such claim(s) that such party has equals or exceeds $100,000 (the “Deductible”); provided, however, that the Deductible shall not apply to any obligations under Section 1.10 or any claim that is not for a breach of a representations or warranty. Anything to the contrary notwithstanding, the Company and the Parent shall not be liable under this Section 7 for Buyer Indemnified Losses in excess of the Purchase Price.

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7.5 Sole Remedy. The sole remedy of the Company, the Parent and the Buyer Indemnifying Parties for breach of the representations and warranties set forth in Section 3 shall be pursuant to this Section 7.

8.	DISPUTE RESOLUTION.

8.1 Arbitration.

(a) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder (including the validity, interpretation or applicability of this Section 8.1) shall be settled exclusively by final and binding arbitration in Houston, Texas. Such arbitration will apply the laws of the State of Texas and the commercial arbitration rules of AAA to resolve the dispute, and will be administered by the AAA.

(b) Written notice of arbitration must be given within one year after the notifying party has knowledge of accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

(c) Such arbitration shall be conducted by one independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty (30) days following receipt by one party of the other party’s notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not initially have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected, but if no such arbitrator is selected within sixty (60) days after the receipt of the first notice of arbitration, the AAA shall have the power to make an appointment and shall promptly do so. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

(d) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination of

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the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her opinion and/or award within ninety (90) days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

Notwithstanding anything to the contrary provided in this Section 8.1 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party’s request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

9.	EMPLOYEE MATTERS.

9.1 Hiring. At Closing, the Buyer shall establish and make available a group medical plan for all of the employees of the Surviving Company (the “Transferred Employees”) and their dependents that is substantially similar to the group medical plan available to the Transferred Employees immediately prior to Closing under Parent’s plan. Parent’s plan will terminate as to the Transferred Employees at the Assumed Effective Time. The Surviving Company shall credit the Transferred Employees with all service of the Transferred Employees recognized under the employee benefit plans, policies, programs, or arrangements maintained by the Parent or the Company (the “Parent Plans”) as service with the Surviving Company for purposes of eligibility to participate, vesting and levels of benefits available, under all Surviving Company Plans. The Surviving Company shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements under the Surviving Company’s employee benefit plans, policies, programs, or arrangements (the “Surviving Company Plans”) and shall provide that any expenses incurred before the Closing Date by a Transferred Employee (and his or her dependents) during the calendar year of the Closing shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitations of the Surviving Company Plans. The Surviving Company Plans shall not require contributions by Transferred Employees at a rate that exceeds the rate in effect for other similarly situated employees of the Parent. Any reports or other information provided to Buyer by the Company or the Parent in connection with Buyer performing his obligations under this Section 9.1 shall be at the sole expense of the Buyer.

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9.2 Benefits. The Surviving Company shall be responsible for the payment of all amounts of wages, bonuses and other remuneration (including discretionary benefits and bonuses) payable to the Transferred Employees of the Company accrued with respect to periods on or prior to the Closing (except for any employment taxes actually withheld by the Company) together with amounts payable to such employees in connection with events occurring on or prior to the Closing. In addition, the Surviving Company shall be responsible for:

(a) all vacation pay and pay for other compensated absences earned or accrued by the Transferred Employees as of the close of business on the Agreed Effective Date to the appropriate employee, including any related payroll burden (FICA and other pension or other employee benefit plan contributions and employment taxes) with respect thereto to the appropriate Governmental Entity or other person, to the extent such pay has been accrued on the books of the Company at such close of business, based upon the remuneration of such employees normally used in computing such pay for other compensated absences; and

(b) amounts accrued under the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the “Parent 401(k) Plan”) for the Transferred Employees as of the Closing Date but not yet transferred to the trustee of the Parent 401(k) Plan, including without limitation, the accrued match, accrued payroll deductions representing elective deferrals, loan repayments and accrued profit sharing contribution, if any.

9.3 Parent 401(k) Plan. The Company, the Parent and the Buyer agree that, as soon as practicable after Closing, but in any event within 30 days of the Closing Date, the Surviving Company shall establish a qualified 401(k) retirement savings plan (the “Surviving Company’s 401(k) Plan”) in accordance with Section 414(l) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. Within 60 days after the Surviving Company’s 401(k) Plan is established and ready to accept transfers, the Parent shall cause the transfer to the Buyer’s 401(k) Plan of the account balances in the Parent 401(k) Plan of the Transferred Employees. In connection with such transfer, the following provisions shall apply:

(a) The account balances of the Transferred Employees transferred to the Surviving Company’s 401(k) Plan shall be subject to the provisions of the Surviving Company’s 401(k) Plan effective as of the date of transfer; provided, however that the Surviving Company’s 401(k) Plan shall continue any benefits under the Parent 401(k) Plan as required under Section 411(d)(6) of the Code; and

(b) The outstanding loan of any Transferred Employee shall not be in default as a result of the Transferred Employee’s termination of employment with the Parent or the Company, but such loan shall be transferred to the Buyer’s 401(k) Plan in accordance with (a) above.

The Buyer shall provide acceptable evidence to the Parent that the Surviving Company’s 401(k) Plan meets the requirements of Section 401(a) of the Code prior to the date of such transfer. The Buyer, the Parent and the Company agree to take whatever action, including but not limited to plan amendments and resolutions, to effectuate the transfer of the Transferred Employee’s account balances according to this section from the Parent 401(k) Plan to the Surviving Company’s 401(k) Plan.

Notwithstanding the foregoing, nothing in this Section 9 shall be deemed or construed to give rise to any rights, claims, benefits, or causes of action to any Transferred Employee or third party whatsoever (including any Governmental Entity).

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10.	MISCELLANEOUS.

10.1 Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by (a) depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) by delivering the same in person to an officer or agent of such party, or (c) overnight delivery service. Such notice shall be deemed received on the date (i) on which it is actually received if sent by overnight delivery service or hand delivery, or (ii) on the third business day following the date on which it is mailed. For purposes of notice, the addresses of the parties hereto shall be:

If to the Parent or the Company:

Integrated Electrical Services, Inc.

1800 West Loop South, Suite 500

Houston, Texas 77027

Attention: Chief Financial Officer

With a copy to:

Integrated Electrical Services, Inc.

1800 West Loop South, Suite 500

Houston, Texas 77027

Attention: Chief Legal Officer

If to the Buyer:

The New Florida Industrial Electric, Inc.

c/o Mr. Conrad D. Eigenmann

1050 Miller Drive

Altamonte Springs, Florida 32701

With a copy to:

Philip S. Kaprow

Mirabilis Ventures, Inc.

Legal Department

20 N. Orange Avenue, Suite 1400

Orlando, FL 32801

or such other address as any party hereto shall specify pursuant to this Section 10.1 from time to time.

10.2 No Right of Set-Off. Each of Buyer and Surviving Company for itself and for its affiliates, successors and assigns hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Buyer, Surviving Company, or any of their respective affiliates, successors and assigns has or may have with respect to the payment of the Gross Merger Consideration or any other payments to be made to the Parent pursuant to this Agreement, the Note, or any other document or instrument delivered in connection herewith.

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10.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.4 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules.

10.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. Neither the Company, the Parent nor the Buyer may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by each other party hereto. In the event any merger, dissolution, sale of assets, recapitalization or other restructuring is undertaken by Surviving Company after the Closing Date, Surviving Company shall cause the company surviving such restructure or receiving the Surviving Company’s assets to assume its liabilities to Parent under Section 7 hereto by the execution of an assumption agreement or other document satisfactory to Parent.

10.6 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

10.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

10.8 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

10.9 Entire Agreement; Amendments. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including without limitation any letters of intent executed by the parties), and this Agreement contains the sole and

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entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party against whom enforcement is sought.

10.10 Disclosure of Agreement Terms. Prior to the Closing Date, none of the Company, Parent, Buyer, nor any of their affiliates, nor any of their respective agents or representatives, shall issue any press release or public statement concerning this agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, unless such disclosure is required by applicable law, order or by obligations pursuant to any agreement with any national securities exchange. Buyer shall not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of an executive officer of the Parent or as required by applicable law or an order from a court or administrative body of competent jurisdiction (but only to the extent so required and only after giving reasonable prior notice to the Parent and cooperating with the Parent in any efforts to legally oppose such disclosure). The foregoing notwithstanding, the Buyer shall be permitted to make such disclosures to its accountants, lawyers, financial institutions, lending sources, senior employees and related parties as may be appropriate, provided that such parties are bound by the foregoing nondisclosure provisions.

10.11 Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been executed effective as of the date set forth above.

PARENT:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ DAVID A. MILLER
Name:	David A. Miller
Title:	Sr. Vice President

COMPANY:

FLORIDA INDUSTRIAL ELECTRIC, INC.

By:	/s/ DAVID A. MILLER
Name:	David A. Miller
Title:	Chief Financial Officer

BUYER:

THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC.

By:	/s/ CONRAD D. EIGENMANN
Conrad D. Eigenmann, President

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EXHIBIT A

FORM OF GENERAL AGREEMENT OF INDEMNITY

CHUBB GROUP OF INSURANCE COMPANIES

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

GENERAL AGREEMENT OF INDEMNITY

WHEREAS, the undersigned (hereinafter individually and collectively called “Indemnitor”) desires FEDERAL INSURANCE COMPANY or any of its subsidiary or affiliated insurers (hereinafter called “Company”) to execute bonds including undertakings and other like obligations (hereinafter referred to as bond or bonds) on its behalf and also desires the execution of bonds on behalf of individuals, partnerships, corporations, limited liability companies or any other similarly unincorporated associations of members (hereinafter called “Affiliates”).

WHEREAS, from time to time the Indemnitor may be a participant in joint ventures with others, and bonds will be required on behalf of the Indemnitor along with the other participants in such joint ventures.

WHEREAS, Indemnitor is the successor-by-merger to FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida corporation (along with any other affiliate or related entity whose assets have been or will be assigned to Indemnitor hereinafter individually and collectively called “Seller”) as the assignee of all bonded contract obligations, which Indemnitor has expressly assumed without reservation.

NOW, THEREFORE, in consideration of the Company executing said bond or bonds, and the undersigned Indemnitor hereby requests the execution thereof, and in consideration of the consent of Company to the assignment and assumption of the bonded obligations formerly undertaken by the Seller, as well as the sum of One Dollar paid to the Indemnitor by said Company, the receipt whereof is hereby acknowledged, the Indemnitor, being benefited by the execution and delivery of said bond or bonds, including, without limitation all Bonds previously issued prior to the date of this Agreement for the Seller, the bonded obligations of which have been expressly assumed without reservation by Indemnitor(s) and as to which Indemnitor(s) have agreed, and do hereby agree, to assume full responsibility for work in place as well as the prompt and proper performance and completion of all such bonded obligations, including, without limitation those bonded obligations listed on Exhibit A attached hereto, hereby agrees that it will at all times jointly and severally indemnify and save harmless said Company from and against any and all loss, cost, damage or expense, including court costs and attorneys’ fees, which it shall at any time incur by reason of its execution and/or delivery of said bond or bonds or its payment of any claim or liability thereunder and will place the said Company in funds to meet all its liability under said bond or bonds promptly on request and before it may be required to make any payment thereunder and that the voucher or other evidence of payment by said Company of any such loss, cost, damage, expense, claim, or liability shall be prima facie evidence of the fact and amount of the Indemnitor’s liability to said Company under this Agreement.

IT IS UNDERSTOOD AND AGREED that with respect to any bonds on behalf of the Indemnitor participating in a joint venture that if specific application is filed with the Company for such bonds the liability of the Indemnitor to the Company with respect to such joint venture bonds shall be limited to the amount expressly set forth in said application.

IT IS UNDERSTOOD AND AGREED that all of the terms, provisions, and conditions of this Agreement shall be extended to and for the benefit not only of the Company either as a direct writing company or as a co-surety or reinsurer but also for the benefit of any surety or insurance company or companies with which the Company may participate as a co-surety or reinsurer and also for the benefit of any other company which may execute any bond or bonds at the request of the Company on behalf of the Indemnitor .

IT IS UNDERSTOOD AND AGREED that this Agreement is in addition to all other rights and agreements which Company may have or be a party to in connection with Bonds previously issued for the benefit of Seller and that the assumption of responsibility therefor by Indemnitors as herein provided shall not constitute a waiver or release by Company of any rights Company may have to seek and recover indemnity from third parties having liability in connection with the issuance of such Bonds including, but not limited to, the obligations and liabilities of Integrated Electrical Services, Inc., Florida Industrial Electric, Inc., or their affiliates.

IT IS UNDERSTOOD AND AGREED that, notwithstanding anything herein to the contrary, Indemnitor’s agreements, covenants, and all obligations under this General Agreement of Indemnity is limited to (1) the obligations assumed by Indemnitor (the “Assumed Obligations”) under the Agreement and Plan of Merger (“Merger”) by and among Integrated Electrical Services, Inc. (“IES”), Florida Industrial Electric, Inc., The New Florida Industrial Electric, Inc., and benefitting Conrad Eigenmann and Mirabilis Ventures, Inc., and (2) Company’s obligations under the bonds listed on Exhibit A attached hereto. Furthermore, Indemnitor has acknowledged and agreed that Indemnitor’s obligation to perform or otherwise discharge the Assumed Obligations is secured by certain assets acquired by Indemnitor pursuant to the Merger (the “Collateral”), said Collateral acquired subject to that certain Underwriting, Continuing Indemnity, and Security Agreement dated as of January 14, 2005, executed by and among Company, IES, and certain IES affiliates, including Florida Industrial Electric, Inc.

IT IS UNDERSTOOD AND AGREED, that Indemnitor will replace Bond No. 8154-08-50 (the “Cancelable Bond”) no later than ninety (90) days from the execution of this Agreement, and hereby acknowledges and consents that the Cancelable Bond will be canceled upon the earlier of (i) the date of issuance of a replacement bond or (ii) the date upon which Federal issues notice of cancellation in compliance with the terms the Cancelable Bond to be canceled thereby. Indemnitor’s obligation under this Agreement with respect to any bond or bonds canceled or replaced as contemplated herein will remain with respect to such liability accruing under said bond or bonds.

IT IS FURTHER UNDERSTOOD AND AGREED that the Indemnitor, its heirs, successors and assigns are jointly and severally bound by the foregoing conditions of this Agreement.

IN WITNESS WHEREOF the Indemnitor has signed this instrument this, the                      day of                     , 2005.

WITNESS:	THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida Corporation

By:
Its:

WITNESS:	MIRABILIS VENTURES, INC., a ________________ Corporation

By:
Its:

WITNESS:	CONRAD EIGENMANN

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CORPORATE ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this                      day of                         , 2005, before me personally came                              to me known, who, being by me duly sworn, did depose and say that he resides in the State of                                 ; and that he is the                                      of THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida corporation, the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order and authority of the Board of Directors of said Corporation, and that he signed his name thereto by like order and authority.

(SEAL)
NOTARY PUBLIC

My commission expires:

3

CORPORATE ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this                      day of                         , 2005, before me personally came                                  to me known, who, being by me duly sworn, did depose and say that he resides in the State of                                 ; and that he is the                              of MIRABILIS VENTURES, INC., a                              corporation, the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order and authority of the Board of Directors of said Corporation, and that he signed his name thereto by like order and authority.

(SEAL)
NOTARY PUBLIC

My commission expires:

INDIVIDUAL ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this                      day of                         , 2005, before me personally came CONRAD EIGENMANN to me known, who, being by me duly sworn, did depose and say that he resides in the State of Florida; and that he executed the foregoing instrument; for the purposes therein contained.

(SEAL)
NOTARY PUBLIC

My commission expires:

4

EXHIBIT B

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

$1,950,750.00	August 31, 2005

THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida corporation (the “Maker”), for value received, hereby promises to pay to the order of INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (together with any successors or assigns, the “Payee”), at the time and in the manner hereinafter provided, the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($1,950,750.00), together with interest computed thereon at the rate hereinafter provided. This Note shall be payable at 1800 West Loop South, Suite 500, Houston, Texas 77027, or at such other address as the holder of this Note shall from time to time designate.

This Note shall bear interest at a rate per annum equal to the National Prime Rate, as published in the Wall Street Journal (the “Prime Rate”), plus four percent (4%), changing quarterly as said National Prime Rate changes, as of the first day of December, March, June and September. Interest shall be computed on the basis of a 360 day year, payable on a 30/360 day basis; that is interest as so calculated (360) shall be charged on the basis of twelve (12) thirty (30) day months in a year of 360 days.

This Note shall be due and payable as follows:

(i) On the first day of December, 2005, and on the first day of each third month thereafter, through and including September 1, 2008, a quarterly principal payment of $162,562.50 shall be due and payable (Payee acknowledges and agrees that, to the extent required in the Subordination Agreement of even date herewith between Payee and SunTrust Bank, a Georgia banking corporation, such payment may be required to be placed in the sinking fund account described therein)

(ii) On the first day of December, 2005 and on the first day of each third month thereafter, interest as it accrues on the outstanding balance of the Note as provided herein shall become due and payable, until September 1, 2008, when the entire unpaid principal sum of this Note and all interest accrued and unpaid thereon shall be fully and finally due and payable.

All payments made under this Note shall be applied first against the accrued and unpaid interest and the remainder against the principal balance hereof.

It is agreed that time is of the essence for this Note.

Maker agrees that upon the occurrence of any one or more of the following events of default (“Event of Default”):

(a) failure of Maker to pay any interest on this Note or on any other indebtedness of Maker to Payee within ten (10) days of when due; or

(b) failure of Maker to pay principal on this Note when due; or

(c) the occurrence of any event of default specified in any of the other Loan Documents (as hereinafter defined) and the failure to cure such default within ten (10) days after written notice from Payee to Maker of default; or

(d) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

The holder of this Note may, at its option, without further notice or demand, (i) accelerate and declare the outstanding principal balance of and any accrued but unpaid interest on this Note immediately due and payable without notice, (ii) foreclose all liens securing payment hereof, (iii) exercise all of the other rights, remedies and recourses available to Payee under the Loan Documents, at law or in equity or (iv) pursue any combination of the foregoing. Any failure to exercise this option shall not constitute a waiver by Payee of the right to exercise the same at any other time an Event of Default exists. To the extent that the provisions of this paragraph conflict with any other provision of this Note or any provision of any of the other Loan Documents, the provisions of this paragraph shall control.

This Note shall be secured by a security interest in favor of the Payee in all of the assets of Maker and any proceeds therefrom, excepting those assets listed on Exhibit “A” hereto, pursuant to a Loan and Security Agreement of even date herewith between Maker and Payee (the “Loan Agreement”). The Maker further agrees to execute (and authorizes Payee to execute on his behalf) any and all other such documents, including without limitation financing statements, as are necessary to evidence or perfect such security interest. This Note shall also be secured by a Guaranty Agreement of even date herewith executed by Conrad D. Eigenmann and Mirabilis Ventures, Inc. (the “Guaranty”, and together with the Loan Agreement and any and all other documents or agreements securing payment of the Note, the “Loan Documents”).

All sums of principal and interest past due under the terms of this Note shall bear interest at a per annum interest rate equal to the lesser of the Prime Rate plus six percent (6%) per annum or the maximum rate allowed by law from the due date thereof until paid.

In the event of default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all expenses of collection, including, without limitation, reasonable attorneys’ fees.

This Note may be prepaid in whole or in part from time to time, without premium or penalty. Each prepayment of principal shall be accompanied by an amount equal to the accrued interest on the principal amount prepaid to the date of such prepayment.

The Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party

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hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder hereof, in order to enforce payment of this Note, to first institute or exhaust such holder’s remedies against the Maker or any other party liable therefor or against any security for this Note. No delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power of right preclude further exercise of that power or right.

All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of the Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance or detention of the indebtedness of the Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.

This Note shall be governed by and construed in accordance with the laws of the State of Texas.

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All references to the Maker herein shall, and shall be deemed to, include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Maker shall be binding upon its successors and assigns, whether so expressed or not.

MAKER

THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC.

By:
Name:
Title:

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EXHIBIT C

FORM OF SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into this 31st day of August, 2005, by and between:

THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC., a Florida corporation, with its corporate offices located at 1050 Miller Drive, Altamonte Springs, Florida 32701 (hereinafter referred to as the “Borrower”); and

INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation, 1800 West Loop South, Suite 500, Houston, Texas 77027 (hereinafter referred to as “IES”).

WITNESSETH:

WHEREAS, the Borrower has requested IES to extend to it seller financing in the principal amount of $1,950,750 (the “Loan”) in connection with the Merger Agreement among IES, Borrower and Florida Industrial Electric dated September 1, 2005 (the “Merger Agreement”); and

WHEREAS, IES is willing to do so upon the terms and conditions set forth in this Agreement; and

WHEREAS, following the Closing (as hereinafter defined), IES intends to transfer its rights as lender under the loan to an affiliated Company, Integrated Electrical Finance, Inc. (“IES Finance”), and IES and IES Finance are each referred to herein as the “Lender” during the respective periods during which they hold rights as lender under the Loan;

NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrower and the Lender agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings specified in this Section 1.1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” shall mean any “account” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, any right of the Borrower to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (ii) for services rendered or to be rendered; (iii) for a policy of insurance issued or to be issued; (iv) for a secondary obligation incurred or to be incurred; or (v) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Debtor” shall mean the Person who is obligated on an Account.

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Borrower, including a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” shall mean this Loan and Security Agreement as originally executed by the parties hereto and all permitted amendments, restatements, supplements and modifications hereof.

“Banking Day” shall mean any Day other than a Saturday, Sunday or Day on which commercial Banks are authorized to close under the laws of the State of Texas.

“Bonded Account” shall mean any Account of the Borrower arising from an obligation of the Borrower the performance of which has been bonded or otherwise insured.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

“Chattel Paper” shall mean a writing or writings that evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Collateral” shall mean the property of the Borrower which is or will be collateral security for the Loan and all Obligations in connection therewith, including at the date hereof all of the following:

(a) all personal property of the Borrower, whether now owned or hereafter acquired or coming into existence, wherever located, including, without limitation, all Accounts, Chattel Paper, Documents, Equipment, Inventory, Investment Property, General Intangibles, Letter-of-Credit Rights, goods and instruments, and the products and proceeds all of the foregoing (the terms used in this paragraph (a) without definition shall have the respective meanings ascribed to such terms by the UCC);

(b) all Borrower’s Deposit Accounts and all funds, certificates, documents, instruments, checks, drafts, wire transfer receipts, and other earnings, profits, or other Proceeds from time to time representing, evidencing, deposited into, or held in the Deposit Accounts;

(c) to the extent not encumbered above, all of the right, title and interest of the Borrower, whether now owned or hereafter acquired, in and to the goods or other property represented by or securing the Accounts and Chattel Paper;

(d) all rights of the Borrower as an unpaid lienor, including stoppage in transit, replevin and reclamation;

(e) all monies, Lender accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Borrower and at any time in the actual or constructive possession of (or in transit to) the Lender or its correspondents or agents in any capacity or for any purpose;

(f) all books, records, ledger cards and other property relating to (a) through (e) above, including computer programs, tapes and related software; and

(g) all Proceeds and products of (a) through (f) above.

“Consent of Lessor” shall mean the consent or waiver of a Lessor to the security interest of the Lender such that the Lessor shall not have any lien or security interest whatsoever in or to the Collateral superior to the security interest of the Lender, which consent or waiver shall be in form acceptable to the Lender.

“Covenant Compliance Certificate” shall mean a certificate in such form as may be acceptable to the Lender, containing all the financial covenants and ratios with which the Borrower are required to comply during the term of this Agreement and containing calculations reflecting whether or not the Borrower is in compliance with each such financial covenant or ratio.

“Current Liabilities” shall mean, as at any date of determination thereof, those liabilities, or any portion thereof, of the Borrower the maturity of which will not extend beyond one year from the date of calculation.

“Current Portion of Long Term Debt” shall mean the portion of Long Term Debt of the Borrower due during the twelve (12) month period from preceding the date said determination is to be made.

“Day” shall mean a calendar day, unless the context indicates otherwise.

“Debt Service Coverage Ratio” shall mean, as at any date of determination thereof, the ratio of the Borrower’s (a) EBITDA less distributions to shareholders to (b) the sum of its (i) Current Portion of Long Term Debt plus (ii) Interest Expense.

“Debt to Tangible Net Worth Ratio” shall mean, as at any date of determination thereof, the ratio of the Borrower’s (a) Total Liabilities less Subordinated Debt to (b) the sum of its (i) Tangible Net Worth plus (ii) Subordinated Debt.

“Default Rate” shall mean a per annum interest rate equal to the lesser of the National Prime Rate, as published in the Wall Street Journal plus six percent (6%) per annum or the highest rate of interest permitted from time to time by applicable law.

“Deposit Accounts” shall mean any “deposit accounts” as such term is defined in the UCC, and, in any event, shall include, without limitation, each of the following: any and all deposit accounts, certificates of deposit, or other demand, time, savings, passbook or similar accounts maintained with a Lender now owned or hereafter acquired or opened by Borrower, and any account which is a replacement or substitute for any of such accounts; provided that, however, such term shall not include Borrower’s self insurance account and payroll account, if such accounts are held by a financial institution other than the Lender.

“Document” shall mean any “documents” as such term is defined in the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, that in the regular course of business of financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Dollars” shall mean lawful money of the United States of America.

“Due Date” shall mean the date any payment of principal or interest is due and payable on the Loan or Note.

“EBITDA” shall mean, for any period, Net Income, increased by the sum of (i) Interest Expense for such period, (ii) Income Tax Expense for such period, (iii) depreciation for such period and (iv) amortization for such period.

“Environmental Laws” shall mean (i) the Resource Conservation and Recovery Act, (ii) the Comprehensive Environmental Response, Compensation and Liability Act, (iii) the Clean Water Act, (iv) the Clean Air Act, (v) the Solid Waste Disposal Act, (vi) the Superfund Amendments and Reauthorization Act of 1986, (vii) the Federal Insecticide, Fungicide, and Rodenticide Act, (viii) the Toxic Substance Control Act, (ix) the Emergency Planning and Community Right to Know Act, (x) the Hazardous Material Transportation Act, (xi) the Resource Conservation and Recovery Act, (xii) the Florida Air and Water Pollution and Control Act, (xiii) the Florida Hazardous Substances Law, (xiv) any and all other federal, state or local laws, regulations or interpretations applicable to the Borrower or any of the properties or operations of the Borrower relating to (A) protection of the environment, (B) discharges to the environment, or (C) the handling, storage, transportation, removal or disposal of hazardous waste, hazardous substances, or petroleum products or by-products or natural gas, and (xi) any and all other federal, state, or local laws, regulations or interpretations relating to environmental permitting applicable to any of the properties or operations of the Borrower.

“Equipment” shall any “equipment” as such term is defined in the UCC, and shall include, without limitation, all now existing and hereafter acquired goods (other than Inventory) used or bought for use primarily in the Borrower’s business, wherever located, including, but not limited to machinery, furniture, furnishings, parts (including spare parts and repair parts), and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, and special tools now or hereafter affixed to nay or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and proceeds of any of the foregoing.

“ERISA” shall mean the Employment Retirement Income Security Act of 1974, as amended.

“Event of Default” shall mean an event of default specified in Article 7 of this Agreement.

“FIE” shall mean Florida Industrial Electric, Inc., a Florida corporation and wholly owned Subsidiary of IES.

“Financial Contract” (a) An agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (b) any combination of the foregoing; or (c) a master agreement for any of the foregoing, together with all supplements, entered into by Borrower with the Lender or any Affiliate of the Lender, with respect to the Loan or any portions thereof, together with all schedules and exhibits thereto, and any and all amendments, supplements, modifications, restatements or replacements thereof.

“Financing Statements” shall mean financing statements permitted by the UCC.

“Funded Liabilities” or “Funded Debt” shall mean and includes without duplication:

(a) any liability or obligation payable more than one year from the date of creation thereof, which under GAAP is required to be shown on the balance sheet as a liability,

(b) indebtedness payable more than one year from the date of creation thereof which is secured by any security interest on property owned by the Borrower whether or not the indebtedness secured thereby shall have been assumed by the Borrower,

(c) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock, or dividends of any Person,

(d) obligations under any contract providing for the making of loans, advances, or capital contributions to any Person in order to enable such Person primarily to maintain working capital, net worth, or any other balance sheet condition or to pay debts, dividends, or expenses, and

(e) obligations under any contract which, in economic effect, is substantially equivalent to a guarantee,

all as determined in accordance with GAAP; provided, however, that any such obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or arises under a revolving credit or similar agreement effective for more than one year after the date of creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

“GAAP” shall mean generally accepted accounting principles consistently applied to the particular item.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or any Affiliate, and, in any event, shall include, without limitation, all now existing and hereafter acquired personal property other than Accounts, Chattel Paper, commercial tort claims, Deposit Accounts, Letter-of-Credit Rights, and including, but not limited to, all of Borrower’s now owned or hereafter acquired (a) Intellectual Property, (b) books, records, data, plans, manuals, software, computer programs and codes, and all rights of Borrower to retrieve data and other information from third parties; (c) any and all contracts rights of the Borrower; (e) all tax refunds and tax refund claims of Borrower other than federal income tax refunds and refund claims; (f) all rights and claims of Borrower under warranties and indemnities; (g) Payment Intangibles; and (h) any writeup of the value of any assets after the date hereof unless in accordance with GAAP.

“Guarantee” shall mean that certain Guaranty Agreement dated of even date herewith pursuant to which Conrad Eigenmann and Mirabilis Ventures, Inc. absolutely and unconditionally guarantee payment of the Loan.

“Hazardous Substances” shall mean any hazardous or toxic materials, pollutants, contaminants, constituents or wastes and any other chemical, material or substance, the generating, handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of the occupants of the Places of Business including, without limitation, (i) asbestos, (ii) petroleum and petroleum by-products, (iii) urea formaldehyde foam insulation, (iv) polychlorinated biphenyls, (v) all substances now or hereafter designated as “hazardous substances,” “hazardous materials” or “toxic substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. §§ 9601, et seq. the Hazardous Materials

Transportation Act, 49 U.S.C. §§ 1801 et seq., or the Resource, Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq; (vi) all substances now or hereafter designated as “hazardous wastes” or as “hazardous substances” in Chapter 403 of Florida Statutes (the “Florida Air and Water Pollution and Control Act”) or in §§ 501.061 et seq. of Florida Statutes (the “Florida Hazardous Substances Law”); or (vii) all substances now or hereafter designated as “hazardous substances,” “hazardous materials” or “toxic substances” under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

“Income Tax Expense” shall mean, for any period, the aggregate of (a) all taxes based upon or measured by the Borrower’s income and (b) franchise taxes payable by the Borrower, determined in accordance with GAAP.

“Indebtedness” of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, drafts, Bankers’ acceptances or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable that are not past due by more than ninety (90) days), (d) Capital Lease Obligations, (e) any obligation or liability of others secured by a Lien (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by any Lien) on property or assets owned or acquired by such Person, (f) all obligations of such Person under interest rate contracts or currency contracts, (g) all obligations of such Person in respect of letters of credit (including all contingent reimbursement obligations, whether or not any draws under such letters of credit have been presented for payment) and all drafts, Bankers’ acceptance or similar instruments issued in connection therewith, (h) all guaranties of Indebtedness of the type described in clauses (a) through (g) of this definition of Indebtedness, (i) the aggregate development, construction and acquisition cost of property leased to such Person pursuant to a synthetic lease and all obligations of such Person with respect to asset securitization programs, (j) without duplication, all obligations and liabilities of such Person that are required by GAAP to be shown as liabilities on a balance sheet of such Person, and (k) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person.

“Intellectual Property” shall mean all Borrower’s now owned or hereafter acquired or existing (a) copyrights, works protected by copyright, copyright registrations, copyright applications, and copyright licenses, (b) patents, patent applications and patentable inventions, and all patent licenses, (c) trademarks, trade names, trade styles, service marks, all registrations and recordings thereof, and all applications in connection therewith, and all trademark licenses, (d) all renewals, extensions, continuations, divisions, modifications, substitutions, continuations-in-part or reissues of any thereof, (e) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (f) the right to sue for past, present, or future infringements of any of the foregoing; and (g) all other rights and benefits relating to any of the foregoing throughout the world.

“Interest Expense” shall mean, for any period, the interest expenses of the Borrower including the interest equivalent under Capital Lease Obligations and Funded Debt, determined in accordance with GAAP.

“Interest Payment Date” shall mean the last Day of each month, commencing on the last Day of the first month following the date hereof; provided, however, is such Day is not a Banking Day, the Interest Payment Date will be deemed to be the first Banking Day following such Day.

“Interest Period” shall mean a period of one (1) calendar month or any other period approved in writing by the Lender in its sole and absolute discretion; provided, that (a) the initial Interest Period may be less than one month depending on the closing date of the Loan, and (b) no Interest Period may extend beyond the Maturity Date.

“Interest Rate” shall mean the applicable rate of interest to be borne by the Note (except when the Default Rate is in effect); provided however, that the interest rate shall never exceed the maximum rate allowable by applicable law from time to time.

“Inventory” shall mean all of the now owned and hereafter acquired (a) goods, merchandise or personal property, wherever located, held by the Borrower for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials or supplies used or usable in manufacturing or processing, (e) packaging and shipping materials, (f) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable document and (g) returned or repossessed merchandise.

“Investment Property” means any “investment property” as such term is defined in the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended.

“Leases” shall mean all of the Borrower’s leases for any of its Places of Business, and all amendments, modifications, renewals, extensions or replacements thereof, provided, however, nothing in this definition shall authorize the Borrower to enter into any such amendments, modifications, renewals, extensions or replacements.

“Lessor” shall mean a Person who leases real property to the Borrower pursuant to a Lease for use as a Place of Business.

“Letter-of-Credit Rights” shall mean any “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, a right to payment and performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Liabilities” shall mean all liabilities and obligations of the Borrower, all as determined in accordance with GAAP.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

“Loan Documents” shall mean this Agreement, the Note, the Guarantee, the Financing Statements, and all of the other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan or the transactions contemplated by this Agreement.

“Long Term Debt” shall mean those liabilities of the Borrower or any portion thereof the maturity of which extends beyond twelve (12) months from the date of calculation of Borrower’s Long Term Debt.

“Margin Securities” shall mean any “margin securities” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

“Maturity Date” shall mean the earlier to occur of (a) September 1, 2008, or (b) the occurrence of an Event of Default; or such later date as the Lender, in its sole and absolute discretion, may agree to in writing.

“Merger Transaction” shall mean that certain merger transaction on or about the date hereof pursuant to which FIE shall be merged with and into the Borrower, with the Borrower as the surviving entity.

“Mirabilis Loan” shall mean that certain $1,000,000 line of credit extended to Borrower by Mirabilis in connection with the Merger Transaction, which loan shall be in all respects subordinate to the Loan.

“Net Income” shall mean, for any period the aggregate of the net income of the Borrower determined on a federal income tax basis, or otherwise on a basis consistent with the reporting basis currently used by the Borrower as of the date of this Agreement, or such basis as shall otherwise be acceptable to the Lender in its sole reasonable discretion.

“Note” shall mean the promissory note or notes evidencing the Loan from time to time executed by the Borrower in favor of the Lender, and all amendments, modifications, allonges, renewals, extensions, increases or replacements thereof.

“Obligations”, with respect to the Borrower, shall mean, individually and collectively, (a) all payment and performance duties, obligations and liabilities of the Borrower to the Lender, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of the Borrower to the Lender, under and pursuant to the Loan Documents and all renewals, modifications or extensions of any thereof and (b) the Swap Obligations.

“Payment Intangibles” shall mean a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Permitted Debt” shall mean shall mean indebtedness of the Borrower to any Person other than the Lender that is permitted under this Agreement, consisting solely of (i) any trade payables incurred by the Borrower in the normal and ordinary course of its business, (ii) any obligations (other than for borrowed monies) arising out of the normal and ordinary course of business of the Borrower, (iii) shareholder loans subordinated to the Obligations in form and substance acceptable to the Lender, in its sole and absolute discretion, (iv) other Indebtedness as is contemplated in Section 5.2(i) and (v) such other Indebtedness as may be, or has been, specifically consented to by the Lender in writing, including, without limitation, the SunTrust Loan and Mirabilis Loan, provided, however, the Lender shall be under no obligation to grant such consents in the future and nothing herein shall imply such obligation.

“Permitted Encumbrances” shall mean such encumbrances, liens or security interests in, on or upon the Collateral as the Lender may, in its sole and absolute discretion, consent to or approve from time to time in writing, specifically including liens on certain of Borrower’s Accounts arising by operation of law in favor of any Person issuing a surety bond with respect to or otherwise insuring the Borrower’s performance of the obligations underlying such Accounts, and further including liens in favor of SunTrust in connection with the SunTrust Loan and liens in favor of The Federal Insurance Company securing the obligations of Borrower with respect to certain bonded jobs.

“Person” shall mean any individual, joint venturer, partnership, firm, corporation, trust, unincorporated organization or other organizational entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

“Places of Business” shall mean those places of business in which the Borrower undertakes any of its business as set forth in Exhibit “A” attached hereto and shall include the Principal Place of Business.

“Plan” shall mean an employee benefit plan or plans and any trust created thereunder which has been established or maintained or hereafter is established or maintained for employees of the Borrower or any Subsidiary, provided such plan is covered by Title I or IV of ERISA.

“Principal Place of Business” shall mean the principal place of business and the headquarters of the Borrower at which all of its records are kept, currently at the address set forth in the preamble to this Agreement.

“Proceeds” shall mean whatever is received upon the sale, exchange, collection or other disposition of any Collateral.

“Prohibited Transaction” shall mean a transaction prohibited by Section 408 of ERISA or Section 4975 of the IRS Code.

“Related Entity” shall mean any entity if, with respect to the Borrower, any of the entity’s employees fall within any of the following categories: (a) employees of a controlled group of corporations as defined in Section 414(b) of the IRS Code; (b) employees of partnerships, proprietorships or other entities that are under common control as defined in Section 414(c) of the IRS Code; (c) employees of affiliated service groups as defined in Section 414(m) of the IRS Code; or (d) employees of entities that are deemed affiliated with or related to the Borrower in accordance with Sections 414(n) or (o) of the IRS Code.

“Reportable Event” shall have the meaning assigned to that term in Title IV of ERISA.

“Subordinated Debt” shall mean any indebtedness of the Borrower subordinated to the Loan on terms acceptable to the Lender.

“Subsidiary” shall mean any other Person whose assets and income are includible in the financial statements of the Borrower in accordance with GAAP, and shall include subsidiaries of a subsidiary.

“SunTrust” means SunTrust Bank, a Georgia Banking corporation.

“SunTrust Loan” means the term loan and the line of credit loan extended to Borrower by SunTrust in connection with the Merger Transaction.

“Swap Obligations” shall mean any indebtedness, liabilities or obligations, now existing or hereafter arising, due or to become due, absolute or contingent, of the Borrower to the Lender or any Affiliate of the Lender under any Financial Contract.

“Tangible Net Worth” shall mean Borrower’s stated net worth, less its intangible assets, and specifically excluding Subordinated Debt.

“Total Liabilities” shall mean all liabilities and obligations of the Borrower, all as determined in accordance with GAAP consistently applied, and shall include Funded Liabilities and/or Current Liabilities, as the case may be.

“UCC” shall mean the Florida Uniform Commercial Code, Chapters 671 to 680, inclusive.

SECTION 1.2 Accounting Terms. All accounting terms used herein shall be construed in accordance with GAAP consistently applied and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities in GAAP, the more conservative principle or interpretation shall be used.

ARTICLE 2

AMOUNT AND TERMS OF THE LOAN

SECTION 2.1 The Loan. Upon satisfaction of the conditions precedent set forth in Article 6 hereof, the Lender agrees to extend to the Borrower the entire proceeds of the Loan as a credit against the Gross Merger Consideration (as such term is defined in the Merger Agreement) on the terms and conditions set forth herein. The Loan shall be evidenced by the Note and shall be payable as provided therein.

SECTION 2.2 Interest on The Note. The Loan shall be evidenced by the Note and shall be due and payable in accordance with and as required by Section 2.7. The Note shall bear interest from the date thereof through maturity (whether by acceleration or otherwise) on the unpaid principal balance thereof from time to time outstanding at the Interest Rate, and shall be payable as set forth in Section 2.7 hereof.

From and after the Due Date, interest shall accrue on the unpaid principal balance of the Loan and on all accrued but unpaid interest thereon, or on such defaulted payment, from the Due Date at the Default Rate. Such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest of such defaulted payment, if applicable.

SECTION 2.3 Prepayment of the Loan. The Borrower may at any time and from time to time prepay all or any part of the principal amount of the Loan outstanding without penalty; provided, that on the date of the prepayment, no Event of Default shall have occurred or be continuing and all accrued but unpaid interest on the amount of the prepayment through the prepayment date, whether or not due and payable, shall be paid in full prior to any prepayment. Each prepayment other than full payment shall be made prior to 2:00 p.m. (Houston time) on the date of the prepayment, and shall be made on a Banking Day in immediately available funds.

SECTION 2.4 Calculation of Interest. Any interest due on the Loan or any other Obligations shall be calculated on the basis of a year containing 360 Days and payable on a 30/360 day basis; that is interest shall be charged on the basis of twelve (12) thirty (30) day months in a year of 360 days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of midnight on the last Day immediately prior to that interest payment date. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Texas or other applicable law which may be collected by the Lender hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Lender and the Borrower intend and agree that under no circumstance shall the Borrower be required to pay interest on the Loan or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Lender in excess of that rate, the Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loan (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to the Borrower by the Lender.

SECTION 2.5 Place of Payment. All payments by the Borrower under the Loan Documents shall be made to the Lender at its office at 1800 West Loop South, Suite 500, Houston, Texas, in lawful money of the United States of America and in immediately available funds.

SECTION 2.6 Set-Off. The Borrower hereby grants to the Lender a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the Borrower in the possession of or on deposit with the Lender or any of its affiliates to secure and as collateral for the payment and performance of the Obligations. Upon the occurrence of a Default, the Lender may at any time and from time to time, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable. Borrower for itself and for its affiliates, successors and assigns hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Borrower or any of their respective affiliates, successors and assigns has or may have with respect to the payment of the Gross Merger Consideration or any other payments to be made to the Lender pursuant to the Merger Agreement, the Note, the Loan Documents or any other document or instrument delivered in connection herewith or therewith.

SECTION 2.7 Payment of Note. The Borrower shall pay the Note together with interest at the applicable Interest Rate as follows:

Principal. On the first day of December, 2005, and on the first day of each third month thereafter, through and including September 1, 2008, a quarterly principal payment of $162,562.50 shall be due and payable (Lender acknowledges and agrees that, to the extent required in the Subordination Agreement of even date herewith between Lender and SunTrust, such payment may be required to be placed in the sinking fund account described therein);

Interest. On the first day of December, 2005 and on the first day of each third month thereafter, interest as it accrues on the outstanding balance of the Note as provided herein shall become due and payable;

Maturity Date. On the Maturity Date, all outstanding principal, together with accrued but unpaid interest thereon, shall become due and payable in full.

SECTION 2.8 Application of Payments. All payments made on the Note shall be applied first to interest accrued to the date of payment and next to the unpaid principal balance; provided, however, in the event an Event of Default occurs, payments shall be applied first to any costs or expenses, including attorneys fees, that the Lender may incur in exercising its rights under the Loan Documents, as the Lender may determine.

SECTION 2.9 Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Lender of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Lender) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender, or (iii) shall impose any other condition with respect to the Loan, and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Loan or to reduce any amount receivable by the Lender hereunder, and the Lender determines that such increased costs or reduction in amount receivable was attributable to the LIBOR rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased costs (the “Additional Costs”). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Lender, shall be conclusive and binding in the absence of manifest error.

ARTICLE 3

SECURITY

SECTION 3.1 Grant of Security Interest. As security for the payment of the Loan, all loans and advances now or in the future made thereunder, including any extensions, renewals or changes in form of any thereof, and all Obligations in connection therewith, Borrower hereby assigns to the Lender and grants to the Lender a security interest in the Collateral.

SECTION 3.2 Representations and Warranties With Respect to Collateral. The Borrower hereby represents and warrants to and covenants with the Lender that with respect to the Collateral:

(a) The Borrower is and will be the absolute owner thereof, clear of all encumbrances and security interests other than the Lender’s security interest and Permitted Encumbrances.

(b) The security interest granted to the Lender therein shall be a first priority security interest and there will be no other security interests or other encumbrances upon the Collateral except for Permitted Encumbrances; provided, however, that by separate agreement with another oblige of Borrower, Lender may agree to subordinate its security interest and lien, on terms an conditions acceptable to the Lender in its sole and absolute discretion, to other indebtedness of the Borrower, but, except as specifically set forth in any such subordination, not any extensions, renewals or replacements thereof (any such indebtedness, to the extent in existence, the “Prior Debt”).

(c) It will not permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

(d) With respect to each Account other than a Bonded Account: (i) it represents a bona fide complete transaction; (ii) the title of the Borrower to the Account is absolute; (iii) the Account has not been transferred to any other Person and no Person except the Borrower has any claim thereto; (iv) no setoff or counterclaim to such Account exists and no agreement has been made with any Person under which any deduction or discount may be claimed, except regular discounts allowed for prompt payment; and (v) there are no restrictions on assignment of such Account;

(e) The Collateral and the records concerning same, including without limitation records related to all Accounts, shall be kept at the Places of Business and shall not be removed from said locations without the prior written consent of the Lender.

(f) It will defend the Collateral against the claims and demands of all Persons at any time claiming the same or any interest therein.

(g) It will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Lender; provided, however, that as long as the Borrower is not in default under this Agreement, it may sell its Inventory in the normal and ordinary course of its business.

(h) It will not use the Collateral or permit the Collateral to be used in violation of any law, statute or ordinance, and it shall further comply with all laws, statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business.

(i) It will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Obligations, or any of them.

(j) That at its option, the Lender may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Lender shall be under no duty or obligation to do so. The Borrower agrees to immediately reimburse the Lender on demand for any such payments made or any expenses incurred by the Lender together with interest at the Default Rate, pursuant to the foregoing authorization.

(k) Its Principal Place of Business is the address specified in the preamble to this Agreement and it will promptly give the Lender written notice of any change; provided, however, that said Principal Place of Business may not be removed from the county where it is now located without the prior written consent of the Lender.

(l) It will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Agreement and shall be fulfilled and maintained by the Borrower throughout the term hereof.

SECTION 3.3 Lender’s Rights with Respect to Collateral. With respect to the Collateral, the Lender shall have the right to: (a) endorse all items of payment which may come into its possession or control payable to the Borrower; (b) make exchanges, substitutions or surrenders of Collateral; (c) pay, for the account of the Borrower, any taxes, levies or other charges affecting the Collateral or upon or on account of this Agreement or any Obligation or any writing evidencing any Obligation which the Borrower fails to pay, and any such payment shall constitute an Obligation of Borrower; (d) inspect and examine the Collateral and to make schedules and listings thereof; and (e) at all times, review, examine and make abstracts from the Borrower’s business records relating to the Collateral.

SECTION 3.4 Perfection. In order to perfect the security interest in the Collateral granted to the Lender by the Borrower hereunder, the Borrower agrees to execute and deliver to the Lender any and all documents which are, in the opinion of the Lender or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 Financing Statements, if applicable, to be filed with the appropriate filing office in each applicable jurisdiction.

The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction any initial Financing Statements, continuation statements and amendments thereto that (a) described the Collateral as all assets of the Borrower, and (b) contain any other information required by the Uniform Commercial Code of the jurisdiction in which such Financing Statements, continuation statements or amendments are to be filed, including (i) whether the Borrower is an organization, the type of organization, any organization identification number or federal employee identification number issued to the Borrower, and (ii) in the case of a Financing Statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon request.

The Borrower agrees, from time to time, at the request of the Lender, to execute such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Lender) and do such other acts and things, all as the Lender may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever) to secure payment of the Obligations including, without limitation, the deposit with the Lender of any certificate of title applicable to any of the Collateral and notation thereon of the security interest granted to the Lender hereunder along with any necessary documents including notices of liens. At the request of the Lender, this Agreement executed by the Borrower, or a photocopy thereof, shall be deemed to be a Financing Statement authorized to be filed in such jurisdictions where such filing will be given effect.

The Borrower shall pay all costs of filing any Financing Statement and all other costs of perfecting the security interest granted hereunder. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ALL OF ITS RIGHTS, IF ANY, TO FILE ANY CORRECTION STATEMENT, AMENDMENT OR TERMINATION FINANCING STATEMENT WITH ANY STATE OR JURISDICTION IN RELATION TO THE COLLATERAL; PROVIDED, HOWEVER, THIS SHALL NOT WAIVE THE LENDER’S OBLIGATION TO TIMELY FILE A TERMINATION STATEMENT UPON PAYMENT IN FULL OF THE OBLIGATIONS.

SECTION 3.5 Power of Attorney. The Borrower hereby appoints the Lender as its attorney-in-fact to execute any and all documents which it is required to execute under this Agreement including, but not limited to, all Financing Statements and other documents which the Borrower is obligated to execute and deliver under the provisions of Section 3.4 hereof, and the Borrower further appoints the Lender as its attorney-in-fact to endorse in the Borrower’s name all checks, drafts and other instruments representing or constituting payments made on the Collateral and which are made or delivered to the Lender in accordance with this Agreement. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest but shall not take effect until the occurrence of an Event of Default hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

SECTION 4.1 Organization, Corporate Powers, Etc. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (b) has all requisite power and authority, corporate and otherwise, to own its properties and assets and to carry on its business as now conducted and proposed to be conducted, (c) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary including the State of Florida, and (d) has the corporate power and authority to execute and deliver, and to perform its obligations under this Agreement, the Note and the other Loan Documents.

SECTION 4.2 Authorization of Loan, Etc. The execution, delivery and performance of the Loan Documents by the Borrower (a) have been duly authorized by all requisite corporate action (no shareholder action being required pursuant to applicable law) and (b) will not (i) violate (A) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the Articles of Incorporation or Bylaws of the Borrower or (B) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than as permitted by the terms hereof.

SECTION 4.3 Reserved

SECTION 4.4 Changes in Financial Condition; Adverse Developments. From the date of the most recent financial statements referenced in Section 4.3 hereof, to the date of this Agreement, there has been no material change in the assets, liabilities, financial condition, business, operations, affairs or prospects of the Borrower (after giving effect to Merger Transaction) from that set forth or reflected in such financial statements.

SECTION 4.5 Consents and Approvals. No authorization, license, consent, approval, or undertaking is required under any applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Note or any of the other Loan Documents.

SECTION 4.6 Outstanding Debt. On the date of this Agreement, the Borrower has no outstanding Indebtedness except (i) the Loan and (ii) Permitted Debt.

SECTION 4.7 Tax Returns and Payments. All federal, state and local tax returns and reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Borrower knows of no other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefor. The Borrower has and will establish all necessary reserves and make all payments required of it to be set aside or made in regard to all F.I.C.A., withholding, sales or excise and all similar federal, state and local taxes.

SECTION 4.8 Agreements.

(a) The Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no unrealized losses with respect to any such agreement, indenture, lease or instrument.

(b) The Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

SECTION 4.9 Title to Properties and Assets, Liens, Etc. The Borrower has good and marketable title to its real properties other than properties which it leases and good title to all of its other properties and assets. The Borrower enjoys peaceful and undisturbed possession of all Leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such Leases are valid and subsisting and are in full force and effect.

SECTION 4.10 Litigation, Etc. Other than as previously disclosed or known to Lender, there are no actions, proceedings or investigations, however described or denominated, pending or, to the knowledge of the Borrower, threatened, against the Borrower or affecting the Borrower (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Borrower, or in any of its properties or assets, or in any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Borrower and none which questions the validity of this Agreement, the Note or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

SECTION 4.11 Patents, Trademarks, Franchises, Etc. The Borrower owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and all rights with respect thereto, necessary for the conduct of its business as now conducted or proposed to be conducted, without any conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially adversely affects or in the future may (so far as the Borrower now foresees) materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is known by the Borrower to be necessary to the operations of the business of the Borrower as now conducted or proposed to be conducted.

SECTION 4.12 Principal Place of Business. The Principal Place of Business of the Borrower is at the address noted in the preamble to this Agreement.

SECTION 4.13 Reserved

SECTION 4.14 Fiscal Year of Borrower. The Borrower’s fiscal year ends on the 30th day of each September.

SECTION 4.15 Priority of Security Interest. Except with respect to any Prior Debt, the security interest granted to the Lender in the Collateral shall be a first priority security interest and there will be no other security interests or other encumbrances upon the Collateral except for Permitted Encumbrances for so long as any Obligation is outstanding to the Lender.

SECTION 4.16 Subsidiaries. As of the date of this Agreement, there are no Subsidiaries of the Borrower.

SECTION 4.17 False or Misleading Statements. No representation, warranty or other statement of the Borrower in this Agreement or the Loan Documents contains any false or misleading statement of a material fact or omits the statement of a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 4.18 Lender’s Rights to Sell Collateral Following Event of Default. The Borrower has no knowledge of any prior consent or licensure of any federal, state, local, or other governmental regulatory body which the Lender would be required to obtain prior to the Lender exercising its right to sell, transfer, or otherwise convey the Collateral (including, without limitation, the Inventory) following an Event of Default.

SECTION 4.19 Securities Acts. Neither the Borrower nor any agent acting on its behalf has, directly or indirectly, offered to sell or entered into a contract or a commitment to sell or offer to sell the Note to any other Person except the Lender.

SECTION 4.20 Governmental Consent. Neither the nature of the Borrower nor of its business or properties nor any relationship between the Borrower and any other Person, nor any circumstance in connection with the Loan or the issuance and delivery of the Note is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the date of any closing with the Securities and Exchange Commission and/or State Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Loan or the issuance and delivery of the Note or fulfillment of or compliance with the terms and provisions hereof or of the Note.

SECTION 4.21 Leases. The Leases are in full force and effect and are valid and binding upon and enforceable against the parties thereto. The Borrower has not received from any landlord any notice of any default on its part under any Lease.

ARTICLE 5

COVENANTS OF THE BORROWER

SECTION 5.1 Affirmative Covenants. The Borrower covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any duty or obligation of the Borrower or the Lender hereunder or under any other Obligation remains unpaid or unperformed, as follows:

(a) Accounting; Financial Statements, Etc. The Borrower will deliver, or cause to be delivered, to the Lender copies of each of the following:

(i) As soon as practicable and in any event within thirty (30) Days after the end of each fiscal quarter during the term of this Agreement, internally generated financial statements of the Borrower, in reasonable detail and in form and substance acceptable by the Lender, and certified to the Lender by an authorized financial officer of the Borrower satisfactory to the Lender;

(ii) As soon as practicable and in any event within five (5) Days after the end of each month during the term of this Agreement, (A) a Borrowing Base Certificate, (B) an accounts receivable aging/listing report and (C) any other information reasonably requested by the Lender, all in form and content satisfactory to the Lender and certified to the Lender by an authorized financial officer of the Borrower;

(iii) As soon as practicable and in any event within one hundred twenty (120) Days after the end of each fiscal year of the Borrower, audited year end financial statements (consisting of balance sheets, income statements, statements of stockholders’ equity and statements of cash flows) of the Borrower as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding annual statements, all in form and scope acceptable to the Lender, compiled and prepared by and certified to the Borrower by an independent public accounting firm of recognized standing selected by the Borrower and acceptable to the Lender, whose unqualified opinion shall be acceptable to the Lender, and certified to the Lender by an authorized financial officer of the Borrower, together with a statement of the certified public accountants preparing such statements that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year, and the results of operations and statements of cash flows of Borrower for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP, and where said financial statements are not consistently applied with the prior fiscal year statements and the impact of said difference, all in form and scope acceptable to the Lender;

(iv) Together with the delivery of the financial statements required by clause (iii) of this Section 5.1(a), a Covenant Compliance Certificate;

(v) As soon as practicable and in any event within thirty (30) Days after the end of each fiscal quarter during the term of this Agreement, a contracts-in-progress report in form and content satisfactory to the Lender and certified to the Lender by an authorized officer of the Borrower; and

(vi) With reasonable promptness, such other financial information as the Lender may reasonably request from time to time.

(b) Inspection. Following the occurrence of an Event of Default, the Borrower will permit the Lender or Lender’s designated representative to (i) visit any Place of Business of the Borrower, (ii) inspect its properties, (iii) inspect and make extracts from the Borrower’s books and records, and (iv) discuss the affairs, finances and accounts of the Borrower with the officers of the Borrower, all at such reasonable times and as often as may reasonably be requested.

(c) Collateral Examination. Following the occurrence of an Event of Default, the Borrower will permit the Lender or Lender’s designated representative or agent to conduct collateral examinations at any reasonable time as may be requested (upon not less than two (2) Banking Days notice), for its benefit. The results of such examinations shall be satisfactory to the Lender in its sole and absolute discretion. The Borrower shall pay for all of the Lender’s costs and expenses of such examinations, not to exceed two (2) examinations during any twelve (12) month period; provided, however, that the foregoing limitation shall not apply at any time that an Event of Default has occurred and has not been cured or waived.

(d) Maintenance of Corporate Existence; Compliance with Laws. The Borrower shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its incorporation; continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year of the Borrower; operate in full compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

(e) Notice of Default. The Borrower shall immediately notify the Lender in writing upon the happening, occurrence or existence of any Event of Default, or any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default, and shall provide the Lender with such written notice, a detailed statement by a responsible officer of the Borrower of all relevant facts and the action being take or proposed to be taken by the Borrower with respect thereto.

(f) Execution and Delivery of Loan Documents. The Borrower shall execute and deliver to the Lender all Loan Documents (to be executed by the Borrower) as and when requested by the Lender.

(g) Maintenance of Properties. The Borrower shall maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its business, including, but not limited to, any real property and all improvements thereon, and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly conducted at all times. The Borrower will not do or permit any act or thing which might materially impair the value or commit or permit any material waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent the Borrower leases any of its Places of Business, it shall maintain and keep current at all times all leases for said Places of Business.

(h) Notice of Suit, Proceedings, Adverse Change. The Borrower shall promptly give the Lender notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting the Borrower or the rights or other properties of the Borrower; (b) of any material adverse change in the condition (financial or otherwise) of the Borrower; and (c) of any seizure or levy upon any part of the properties of the Borrower under any process or by a receiver.

(i) Reserved.

(j) Insurance. The Borrower shall timely procure and maintain and comply with such insurance and policies of insurance (including without limitation public liability, property damage and casualty business interruption insurance) as may be required by law and such other insurance including, but not limited to, coverage of real property, Inventory and Equipment, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, or as the Lender may from time to time reasonably request. The Lender shall be listed as “loss payee” and/or “additional insured”, as applicable, on all such policies of insurance and the Borrower shall furnish to the Lender a certificate or certificates evidencing said insurance and further providing for thirty (30) Days notice to the Lender prior to any material amendment, expiration or cancellation.

(k) Debts, Taxes and Liabilities. The Borrower shall pay and discharge (i) all of its indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or against its properties, prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower shall not be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim which is being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves (with respect to any material claims) have been set aside on its books. The Borrower shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

(l) Notification of Change of Name or Business Location. The Borrower shall notify the Lender of each change in the name of the Borrower and of each change of the location of the Principal Place of Business and the office where the records of the Borrower are kept, and the addition of any new Place of Business and, in such case, shall execute such documents as the Lender may reasonably request to reflect said change of name or change of location or addition of location, as the case may be; provided, however, the Principal Place of Business of the Borrower and the office where the records of the Borrower are kept may not be kept out of or removed from its present location as of the date of this Agreement without prior notice to the Lender.

(m) Notice of Adoption of Plan. As soon as possible and in any event within thirty (30) Days after the Borrower or any Related Entity adopts a new Plan, the Borrower or such Related Entity shall notify the Lender of the adoption of the new Plan. Adoption of a new Plan shall include the adoption of the new Plan by the Borrower or such Related Entity as well as inclusion of employees of the Borrower or such Related Entity under the Plan of another corporation.

(n) Notice of Plan Events, Termination and Litigation. As soon as possible and in any event within thirty (30) Days after the Borrower knows or has reason to know that any Reportable Event or a Prohibited Transaction with respect to any Plan has occurred or that the Pension Benefit Guaranty Corporation or the Borrower or any Related Entity has instituted or will institute proceedings under ERISA to terminate a Plan, or a partial termination of a Plan has or is alleged to have occurred, or more than twenty percent (20%) of the total number of employees who are participants in a Plan will sever, or have severed, their employment due to a decision to cease operations at a facility or facilities or to reduce the work force, or any litigation regarding a Plan or naming the trustee of a Plan or the Borrower or any Related Entity with respect to a Plan is threatened or instituted, or the purchase, acceptance, holding or sale of customer notes by a Plan fails to comply with Prohibited Transactions Exemption 85-68 published on April 3, 1985, the Borrower will provide to the Lender copies of the written statement of the chief financial officer of the Borrower setting forth details of such Reportable Event, Prohibited Transaction, termination proceeding, partial termination, litigation or prohibited transaction and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications or forms submitted to the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation,

Internal Revenue Service or the United States Department of Labor, and copies of any pleadings, notices or other documents relating to such litigation.

(o) Plan Annual Reports. Promptly after the filing thereof with the Internal Revenue Service or the Pension Benefit Guaranty Corporation, the Borrower will provide to the Lender copies of each annual report and annual premium filing form which is filed with respect to each Plan for each plan year, including (i) a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the trustee of the Plan or the independent certified public accountants for such and (ii) if required by law or applicable regulations, an actuarial statement of such Plan applicable to such plan year, certified by the actuary for the Plan.

(p) Further Assurances; Additional Collateral Documents. The Borrower will, at its expense, execute, acknowledge and deliver and cause to be executed, acknowledged and delivered, to the Lender all such instruments, including, without limitation, financing statements, security agreements, assumptions and continuation statements, deliver to the Lender all such legal opinions, and take all such other action as the Lender may from time to time request for the purpose of further assuring to the Lender the security for the Obligations provided for, or intended to be provided for, in this Agreement and the other Loan Documents and to confirm the Obligations. Further, to the extent the Borrower acquires from time to time any additional property within the definition of the term Collateral, the Borrower shall immediately execute and deliver to the Lender such documents as are necessary to grant the Lender a valid and first (subject to any prior liens in favor of SunTrust) priority lien or security interest in such property.

(q) Subsidiaries. The Borrower shall give the Lender prompt written notice of the organization of a Subsidiary, as well as such other information in respect thereof as the Lender may reasonably request.

(r) Waiver of Landlord’s or Warehouseman’s Lien. In the event that any of the Collateral is at any time located on any leased premise or stored in any location not owned by the Borrower, the Borrower will furnish to the Lender a Consent of Lessor or waiver of warehouseman’s lien, as the case may be, in form and content satisfactory to the Lender.

(s) Subordination of Shareholder or Affiliate Loan, Etc. All existing and future loans or fees owed to shareholders or Affiliates of the Borrower permitted hereunder or otherwise permitted in writing by the Lender shall, at all times, be subordinate in all respects to the Loan and the other Obligations and the Borrower shall cause such shareholders or Affiliates from time to time, to execute and deliver to the Lender subordination agreements in form and content satisfactory to the Lender; provided, however, that Lender acknowledges and agrees that Affiliates of the Borrower and its shareholders shall be permitted to render needed services to Borrower at fees no higher than those charged by third parties in arms-length transactions.

(t) Use of Proceeds. Proceeds of the Loan shall be used to partially finance the Merger Transaction.

(u) Leases. The Borrower shall at all times during the term of this Agreement comply with all the terms, conditions and covenants of the Leases and shall not enter into any modification, amendment, supplement, extension, renewal or replacement of any thereof without the prior written consent of the Lender. The Borrower shall provide the Lender with copies of all amendments, modifications, supplements, extensions, renewals or replacements of any of the Leases. The Borrower shall cause each landlord under all of the Leases to provide to the Lender a Consent of Lessor in form and content satisfactory to the Lender. If at any time during the term of this Agreement the Borrower enters into a new Lease for a new Place of Business, the Borrower shall cause the landlord thereunder provide to the Lender a Consent of Lessor in form and content satisfactory to the Lender.

(v) Prior Debt Documents. The Borrower shall at all times during the term of this Agreement comply with all the terms, conditions and covenants of the Prior Debt Documents and shall not enter into any modification, amendment, supplement or replacement of any thereof without the prior written consent of the Lender. The Borrower shall provide the Lender with copies of all amendments, modifications, supplements, extensions, renewals or replacements of any of the Prior Debt Documents.

(w) Reserved.

(x) Financial Covenants. At all terms during the term of this Agreement, the Borrower shall comply with the following financial covenants.

(i) Debt Service Coverage Ratio. The Borrower’s Debt Service Coverage Ratio shall equal or exceed 1.25:1.0, tested annually, as at the end of each fiscal year, commencing with the fiscal year ending September 30, 2006.

(ii) Debt to Tangible Net Worth Ratio. The Borrower’s Debt to Tangible Net Worth Ratio shall not exceed 1.50:1.0, tested annually, as at the end of each fiscal year, commencing with the fiscal year ending September 30, 2006.

(iii) Tangible Net Worth. The Borrower’s Tangible Net Worth shall equal or exceed $4,000,000.00, tested annually as at the end of each fiscal year, commencing with the fiscal year ending on September 30, 2006.

SECTION 5.2 Negative Covenants. The Borrower covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any Obligation remains unpaid or unperformed, as follows:

(a) Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of any of its assets or properties, tangible or intangible (including, without limitation, shares of stock and indebtedness of Affiliates or related parties and receivables), to any Person without the prior written consent of the Lender; provided, however, if no Event of Default has occurred and is continuing, the Borrower may (i) sell its Inventory in the ordinary course of business and (ii) replace its assets (other than significant material assets) due to depreciation, repair or obsolescence.

(b) Merger, Consolidation, Dissolution, Etc. The Borrower will not consolidate with or merge into any other corporation or permit another corporation to merge into it, (unless in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving corporation) or dissolve or take or omit to take any action which would result in its dissolution, or acquire all or substantially all the properties or assets of any other Person, or enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred, in each case, without the prior written consent of the Lender.

(c) Plan Liabilities. The Borrower nor any Related Entity will not permit the aggregate present value of accrued benefits of any Plan, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Lender, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis, or permit the aggregate present value of vested benefits of the Plans, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Lender, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis.

(d) Changes in Business. The Borrower will not engage in any business other than the business presently conducted by it on the date of this Agreement and business of substantially the same type or reasonably related thereto without the consent of the Lender.

(e) Other Agreements. The Borrower will not enter into any arrangements, contractual or otherwise, which would materially and adversely affect its duties or the rights of the Lender under the Loan Documents, or which is inconsistent with or limits or abrogates the Loan Documents.

(f) Liens. Except for the Permitted Encumbrances, the Borrower will not voluntarily or involuntarily create, assume, or suffer to exist any Lien, (including Capital Lease Obligations) upon any of its property or assets, including, without limitation, the Collateral, whether now owned or hereafter acquired except:

(i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

(ii) Following the payment in full of the SunTrust Loan, liens in favor of Mirabilis to secure the Mirabilis Loan, provided that any such liens are subordinated to the Lender’s lien pursuant to a subordination agreement in form and content satisfactory to the Lender; and

(iii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

(g) Loan by Borrower. The Borrower will not, without the prior written consent of the Lender, extend any credit (other than Accounts generated in the normal course of business) or loan any monies to any Person (including, without limitation, to any Affiliate or shareholder of the Borrower).

(h) No Change in Management, Ownership or Control. At no time during the term of this Agreement shall the Borrower allow or permit or shall there be any change in the management, ownership or control of the Borrower, without the prior written consent of the Lender.

(i) Additional Indebtedness. Except for the Prior Debt, if any, Permitted Debt and the Loan, the Borrower will not incur, create, assume or otherwise permit the existence of any Indebtedness or liability for borrowed money, any indebtedness evidenced by notes, bonds, debentures, or similar obligations or any conditional sales or title retention agreements or Capital Lease Obligations, other than trade debt incurred in the ordinary course of business, without the prior written consent of the Lender.

(j) Dividends/Distributions to Shareholders. Until all payments of principal are released from the sinking fund described in Section 2.7 “Principal” above and paid to Lender so that Lender has received all principal and interest payments then owed to it under the Note, the Borrower shall not, without the prior written consent of the Lender, declare or pay dividends on any of its stock or make any other distributions of any kind to its shareholders.

(k) Change of Name or Jurisdiction of Incorporation. The Borrower shall not, without the prior written consent of the Lender, change its legal name from that in existence and use on the date hereof or the jurisdiction of its incorporation from the State of Florida.

ARTICLE 6

CONDITIONS OF LENDING

The obligations of the Lender to lend hereunder are subject to the following conditions precedent:

SECTION 6.1 Representations and Warranties. The representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof.

SECTION 6.2 No Default. On the date hereof, the Borrower shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default nor any event that, upon notice or lapse of time or both, would constitute such an Event of Default, shall have occurred and be continuing at such time.

SECTION 6.3 Loan Documents. The Borrower shall have delivered or caused to be delivered to the Lender, in fully executed form, all the Loan Documents, in form and substance satisfactory to the Lender, as the Lender may request and all of the Loan Documents shall be in full force and effect.

SECTION 6.4 Supporting Documents. On or prior to the date hereof, the Lender shall have received the following supporting documents, all of which shall be satisfactory in form and substance to the Lender:

(a) a certificate or certificates, dated as of the date hereof, of (i) the Secretary or any Assistant Secretary of the Borrower certifying (A) that contained therein is a true and correct copy of certain resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the performance of the obligations of the Borrower and the borrowings thereunder, which resolutions have not been altered or amended in any respect, and remain in full force and effect at all times since their adoption; (B) that attached thereto is a true and correct copy of the Articles of Incorporation of the Borrower, and that such Articles of Incorporation have not been altered or amended, and no other charter documents have been filed, since the date of the filing of the last amendment thereto or other charter document as indicated on the certificate of the Secretary of State of the State of incorporation of the Borrower attached thereto; (C) that attached thereto is a true and correct copy of the Bylaws of the Borrower and that the Bylaws are in full force and effect and no amendment thereto is pending which would in any way affect the ability of the Borrower to enter into and perform the Obligations contemplated hereby; and (D) the incumbency and signatures of the officers of the Borrower signing the Loan Documents and any report, certificate, letter or other instrument or document furnished by the Borrower in connection therewith, and (ii) another authorized officer of the Borrower certifying the incumbency and signature of the Secretary or Assistant Secretary of the Borrower;

(b) certificate or certificates of the Secretary of State of the state of incorporation of the Borrower dated as of a recent date, as to the good standing of the Borrower;

(c) an asset valuation report, or a similar report or reports setting forth the fair market value of the Borrower’s assets, all in form and content acceptable to the Lender in its sole and absolute discretion; and

(d) an accounts receivable aging report listing all Accounts and showing Qualified Accounts providing a sufficient Borrower Base to support any Advances requested under the Revolving Loan on the closing date.

SECTION 6.5 Reserved.

SECTION 6.6 Loan Permitted by Applicable Laws. The Loan and the uses of the proceeds thereof shall not violate any applicable law or governmental regulation (including, without limitation, Regulations T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Lender to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Lender shall have received such certificates or other evidence as it may request to establish compliance with this condition.

SECTION 6.7 Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

SECTION 6.8 Equity Contribution; Merger Transaction. The Borrower shall have provided satisfactory evidence to the Lender that the Borrower has received an equity contribution of not less than $5,000,000.00 and that the Borrower has completed the Merger Transaction, and the documents effectuating such transactions shall be in the forms previously presented to and approved by the Lender.

ARTICLE 7

EVENTS OF DEFAULT

SECTION 7.1 Events of Default. The following each and all are Events of Default hereunder:

(a) Monetary Default. If the Borrower shall default in any payment of the principal of or interest on the Loan when and as the same shall become due and payable, whether at maturity, by acceleration at the discretion of the Lender or otherwise; or

(b) Non-Monetary Default. If the Borrower shall default in the performance of or compliance with any term or covenant contained in one or more of the Loan Documents other than a term or covenant a default in the performance of which or non-compliance with which is elsewhere specifically dealt with under this Article 7 and such default remains uncured (if capable of cure) for ten (10) Days (it being understood by the parties hereto that certain defaults under this Agreement are incapable of cure, including, without limitation, any default under Section 5.2 hereof); or

(c) Reserved.

(d) Third Party Default. If the Borrower shall suffer a material default in the performance of any agreement with any Person other than the Lender; or

(e) Misrepresentation. If any representation or warranty made in writing by or on behalf of the Borrower or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

(f) Dissolution. Any order, judgment, or decree is entered in any proceedings against the Borrower or any Subsidiary decreeing the dissolution of the Borrower and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) Days; or

(g) Default Under Other Loan. If the Borrower defaults under any other loan now or hereafter extended to the Borrower by the Lender or any other obligation to the Lender including under the Merger Agreement, or there shall occur a default under the terms of any loan agreement or any other loan document executed in connection therewith, now or hereafter entered into between the Borrower and the Lender; or

(h) Bankruptcy, Failure to Pay Debts Etc. If the Borrower or any Subsidiary shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in Bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Borrower or any Subsidiary or a substantial part of assets, or shall commence any proceeding under any Bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower or any Subsidiary, in which an order for relief is entered or which remains undismissed for a period of thirty (30) Days or more, or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Borrower or any Subsidiary or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) Days or more; or

(i) Fraudulent Conveyance. The Borrower or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any Bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) Days from the date thereof; or

(j) Default under Prior Debt Documents. If any default occurs under the Prior Debt agreements and remains uncured after the expiration of any applicable grace period.

(k) Judgments. Except as to any matter which constitutes an Assumed Liability under the Merger Agreement, one or more judgments, decrees, or orders for the payment of money in excess of $100,000.00 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive Days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

(l) Loss of Perfection. The security interest granted to the Lender herein shall at any time and for any reason cease to be a valid and perfected first priority security interest in and to the Collateral, except with respect to Permitted Encumbrances and Prior Debt.

SECTION 7.2 Cross Default. Notwithstanding anything to the contrary contained herein or in any other Loan Document now or hereafter entered into between the Borrower and the Lender, any default under this Agreement or any of the other Loan Documents shall constitute a default under any such Loan Document and under each and every Loan Document executed in connection therewith. By execution of this Agreement, the Borrower acknowledges such cross default.

ARTICLE 8

RIGHTS UPON DEFAULT

Upon the occurrence or continuing of any Event of Default, the Lender shall have and may exercise any or all of the rights set forth herein (provided, however, the Lender shall be under no duty or obligation to do so):

SECTION 8.1 Acceleration. To declare the indebtedness evidenced by the Note and all other Obligations to be forthwith due and payable, whereupon the Note and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other Obligations to the contrary notwithstanding, and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate.

SECTION 8.2 Right of Setoff. To exercise its right of setoff as permitted under Section 2.6.

SECTION 8.3 Other Rights. To exercise such other rights as may be permitted under (a) any of the Loan Documents, (b) any other loan agreement now or hereafter entered into by and between the Borrower and the Lender or any document executed in connection therewith or (c) applicable law.

SECTION 8.4 Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1 Cumulative Remedies. The remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity. Upon an Event of Default, the Lender may elect to exercise any one or more of such remedies and such election shall not waive or cause the Lender to have elected not to subsequently exercise any other such remedies available to it under the Agreement or any Loan Document.

SECTION 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.3 Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party and delivered to the address set forth below, (b) in the case of mailing, three (3) Days after said notice has been deposited in the United States Mail, postage prepaid, by certified or return mail, and addressed to the other party as set forth below, and (c) in all of the cases, when received by the other party. The address at which notices may be sent under this Section are the following:

If to the Borrower:	THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC.
1050 Miller Drive
Altamonte Springs, Florida 32701
Attention: Conrad Eigenmann

with a copy to:	____________________
____________________
____________________
____________________

If to the Lender:	INTEGRATED ELECTRICAL SERVICES, INC.
1800 West Loop South, Suite 500
Houston, Texas 77027
Attention: Chief Financial Officer

with a copy to:	INTEGRATED ELECTRICAL SERVICES, INC.
1800 West Loop South, Suite 500
Houston, Texas 77027
Attention: Chief Legal Officer

Any party may at any time change the address to which notices may be sent under this Section by the giving of notice of such change to the other party in the manner set forth herein.

SECTION 9.4 Applicable Law. This Agreement, and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Texas.

SECTION 9.5 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents and be true and correct during the term of the Loan.

SECTION 9.6 Time of the Essence. Time is of the essence of this Agreement, the Note and the other Loan Documents.

SECTION 9.7 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

SECTION 9.8 Severability. In case any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would in the reasonable opinion of the Lender adversely effect the rights of the Lender under any or all of the Loan Documents, the same shall be an Event of Default.

SECTION 9.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 9.10 Conflict. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the Lender shall have the option of selecting which conditions shall govern the loan relationship evidenced by this Agreement and, if the Lender does not so indicate, the terms of this Agreement shall govern in all instances of such conflict.

SECTION 9.11 Term. The term of this Agreement shall be for such period of time until the Loan and Note have been repaid in full nad all Obligations have been paid to the Lender in full. At such time, the Lender shall mark all the Loan Documents “Canceled” and return them to the Borrower.

SECTION 9.12 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save Lender harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, and any income tax payable by Lender in respect of any reimbursement therefor, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, acquisition and performance of any note issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of Lender determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), and the reasonable fees and expenses of any special counsel to Lender in connection with this Agreement, and any subsequent modification or enforcement thereof or consent thereunder including, without limitation, attorneys fees and court costs incurred in any legal proceeding whether at the trial or appellate level or in any Bankruptcy proceeding. The obligations of Borrower under this Section 9.12 shall survive payment of any Note.

SECTION 9.13 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by the Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement.

SECTION 9.14 Further Assurances. The Borrower shall, from time to time, execute such additional documents as may reasonably be requested by the Lender or the counsel, to carry out and fulfill the intent and purpose of this Agreement and the Loan Documents.

SECTION 9.15 No Third Party Beneficiaries. The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

SECTION 9.16 Arbitration.

(a) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder (including the validity, interpretation or applicability of this Section 8.1) shall be settled exclusively by final and binding arbitration in Houston, Texas. Such arbitration will apply the laws of the State of Texas and the commercial arbitration rules of AAA to resolve the dispute, and will be administered by the AAA.

(b) Written notice of arbitration must be given within one year after the notifying party has knowledge of accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

(c) Such arbitration shall be conducted by one independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty (30) days following receipt by one party of the other party’s notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not initially have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected, but if no such arbitrator is selected within sixty (60) days after the receipt of the first notice of arbitration, the AAA shall have the power to make an appointment and shall promptly do so. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

(d) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her opinion and/or award within ninety (90) days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

Notwithstanding anything to the contrary provided in this Section 9.16 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party’s request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction

SECTION 9.17 No Waiver. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.

SECTION 9.18 Entire Agreement. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

[Signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed and delivered, as applicable, by their duly authorized officers on the day and year first above written.

BORROWER:

THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC.

By:
Name:	Conrad Eigenmann
Title:	President

LENDER:

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF GUARANTY

GUARANTY

The undersigned (“Guarantor”, whether one or more) for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and to induce INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (“Lender”), at its option, at any time or from time to time to loan monies or to otherwise extend credit, with or without security, to or for the account of THE NEW FLORIDA INDUSTRIAL ELECTRIC, INC. (“NFIE”), and at the special instance and request of Lender, and agrees with Lender as follows:

Recitals

WHEREAS, Guarantors are the sole shareholders of NFIE;

WHEREAS, NFIE, Lender and other parties have entered into that certain Merger Agreement dated of even date herewith (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement, NFIE has, among other obligations, incurred indebtedness to Lender in the form of a promissory note made in the aggregate original principal amount of $1,950,750 and all renewals, extensions, increases, replacements, modifications, restatements, and/or rearrangements thereof (the “Note”);

NOW, THEREFORE, with reference to the above recitals and in reliance thereon and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, Guarantor agrees as follows:

Section 1. Definitions Incorporated. All capitalized terms used in this Guaranty but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 2. Guaranty. Guarantor hereby unconditionally, irrevocably and absolutely guarantees the full, prompt and complete payment and performance when due of all obligations of NFIE to Lender in satisfaction of the Note (the “Obligations”).

Section 3. Nature of Guaranty. The obligation of Guarantor to Lender hereunder is irrevocable, absolute and unconditional. This Guaranty is a guaranty of payment and performance and not just collection. The Obligations expressed to be undertaken by Guarantor under this Guaranty are those of a primary obligor and not merely as a surety or secondary obligor. Lender may enforce Guarantor’s obligations to it hereunder without first suing or enforcing its rights or remedies against NFIE. The obligations of Guarantor hereunder shall not be in any way discharged, released, or impaired or otherwise affected, and the rights of Lender hereunder shall not be in any way diminished or otherwise affected by (i) any insolvency or bankruptcy of NFIE or transfer by NFIE of control of NFIE or any merger, consolidation or sale of assets by or involving NFIE; (ii) any failure, delay or waiver on the part of Lender, whether with or without fault on its part, in enforcing the obligations of the NFIE under the Note; (iii) the existence of any claims, set-off or other rights which Guarantor may have at any time against

NFIE or any other person or entity, whether in connection herewith or any unrelated transactions; (iv) any Applicable Law requiring Lender to file suit against NFIE or take any other action against NFIE as a prerequisite to Lender taking any action or bringing any suit against Guarantor under this Guaranty; (v) each and every other defense to which Guarantor might be entitled; or (vi) any other circumstances which might be deemed to constitute a legal or equitable defense of Guarantor as a surety or guarantor or otherwise, it being understood, however, that the liability of Guarantor to perform the obligations of NFIE under the Note shall be subject to the express provisions, including any limitations, exculpations or adjustments, contained therein. Without limiting the generality of the foregoing, to the extent permitted by law, Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand, protest, notice of nonpayment or notice of any default in respect to this Guaranty and any and all other notices which may be required to preserve intact all rights against Guarantor hereunder, and Guarantor agrees that the obligations of Guarantor hereunder shall not be affected by any modification, termination or extension of any provision of the Merger Agreement or the Note.

Section 4. Death or Insolvency. In the event of the insolvency or death of Guarantor, Lender shall have the option to declare the Note immediately due and payable unless such Guarantor is replaced by a Guarantor approved by Lender in its sole discretion within 30 days after such insolvency or death.

Section 5. Duration. This Guaranty shall continue in full force and effect until all obligations of NFIE under the Note shall have been satisfied and paid. If at any time any payment by NFIE pursuant to the Note is rescinded or must be otherwise restored or returned, whether upon the insolvency or bankruptcy of NFIE or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6. Other Remedies. Guarantor further agrees that nothing contained in this Guaranty shall prevent Lender from suing or from exercising any rights available to it under the Merger Agreement or the Note. The failure or forbearance of Lender to exercise any right hereunder, or otherwise granted to it by law or another agreement, shall not affect the obligations of Guarantor hereunder and shall not constitute a waiver of said right. The rights of Lender under this Guaranty shall be cumulative and not exclusive of each other.

Section 7. Security. Guarantor authorizes Lender, without notice to Guarantor and without affecting Guarantor’s liability hereunder, (a) to take and hold security for the payment of the Obligations, and to exchange, enforce, waive and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as Lender in his discretion may determine; (c) to obtain a guaranty of the Obligations from any one or more other persons, corporations or entities whomsoever and to enforce, waive, rearrange, modify, limit or release at any time or times such other persons, corporations or entities from their obligations under such guaranties; and (d) to fully or partially release at any time any Guarantor who executes this Guaranty whether with or without consideration. The liability and obligations of Guarantor hereunder shall not be affected or impaired by (a) the failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of the collateral securing payment of all or any part of the Obligations, (b) the failure of any security interest or lien intended to be granted or created to

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secure the Obligations to be properly perfected or created or the unenforceability of any security interest or lien for any other reason, or (c) the subordination of any such security interest or lien to any other security interest or lien.

Section 8. Waiver. Guarantor waives any right to require Lender to (a) proceed against, or make any effort at the collection of the Obligations from NFIE or any other guarantor or party liable for the Obligations; (b) proceed against or exhaust any collateral held by Lender; or (c) pursue any other remedy in Lender’s power whatsoever. Guarantor further waives any and all rights and remedies which Guarantor may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code or Section 3.605 of the Texas Uniform Commercial Code. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of NFIE or any other guarantor of the Obligations, and Guarantor shall remain liable under this Guaranty regardless of whether NFIE or any other guarantor be found not liable on the Obligations for any reason including, without limitation, insanity, minority, disability, bankruptcy, insolvency, death or corporate dissolution even though rendering the Obligations void or unenforceable or uncollectible as against NFIE or any other guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of NFIE or otherwise, all as though such payment had not been made and will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the highest lawful rate permitted by applicable law and collection costs and fees (including, without limitation, attorneys’ fees) applicable thereto.

Section 9. Usury. It is the intention of the parties hereto to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Guaranty, or in any documents securing payment hereof or otherwise relating hereto, in no event shall this Guaranty or such documents require the payment or permit the collection of an aggregate amount of interest in excess of the maximum amount permitted by such laws, including the laws of the State of Texas and the laws of the United States of America. If any such excess of interest is contracted for, charged or received under this Guaranty or under the terms of any documents securing payment hereof or otherwise relating hereto, or if under any circumstances, the amount of interest (including all amounts payable hereunder which are not denominated as interest but which constitute interest under the applicable laws) contracted for, charged or received under this Guaranty shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) Guarantor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess interest which may have been collected shall be either applied as a credit against the then unpaid Obligations or, if the Obligations shall have been paid in full, refunded to Guarantor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Guaranty or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during

3

the full period during which this Guaranty is to be in effect, all interest at any time contracted for, charged or received from Guarantor or otherwise by the holder or holders hereof in connection with this Guaranty.

Section 10. Successors and Assigns. This Guaranty shall be binding upon Guarantor, its heirs, successors and permitted assigns and shall inure to the benefit of and shall be enforceable by Lender and its successors and assigns.

Section 11. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of Texas.

Section 12. Severability. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by any arbitral body or court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

Section 13. Notices. Any notice provided or permitted hereunder shall comply with the notice procedures in Section 10.1 of the Merger Agreement.

Section 14. Assignment Prohibited. This Guaranty shall not be assigned or delegated by Guarantor without the prior written approval of Lender.

Section 15. Waiver of Subrogation. To the extent permitted by applicable law, Guarantor hereby irrevocably waives all rights that may have arisen in connection with this Guaranty to be subrogated to any of the rights of Lender against NFIE.

IN WITNESS WHEREOF, this Guaranty has been executed effective as of the date set forth above.

GUARANTOR

Conrad D. Eigenmann

SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, on this the          day of         , 2005, to certify which witness my hand and seal of office.

Notary Public in and for the State of Florida

Commission expires:

4

GUARANTOR

MIRABILIS VENTURES, INC.

By:
Name:
Title:

SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, on this the          day of         , 2005, to certify which witness my hand and seal of office.

Notary Public in and for the State of Florida

Commission expires:

5

Schedule 1.5 – Retained Liabilities

1. All liabilities of the Company pursuant to that certain Indenture, dated January 28, 1999, by and among Parent, the subsidiaries named therein and State Street Bank and Trust Company, as Trustee, for the 9 3/8% Series A and B Senior Subordinated Notes of Parent due 2009.

2. All liabilities of the Company pursuant to that certain Indenture, dated May 29, 2001, by and among Parent, the subsidiaries named therein and State Street Bank and Trust Company, as Trustee, for the 9 3/8% Series C and D Senior Subordinated Notes of Parent due 2009.

3. All liabilities under that certain Loan and Security Agreement, dated August 1, 2005, by and among Parent, the subsidiaries of Parent signatory thereto, Bank of America, N.A., as Agent, and the Financial Institutions party thereto from time to time, as the same has been amended and supplemented.

4. All liabilities under that certain Interim Pledge Agreement, dated September 9, 2004, that Certain Underwriting, Continuing Indemnity and Pledge Agreement dated January 14, 2005, and that certain Restated Pledge Agreement dated January 14, 2005, as all of such agreements are amended from time to time, by and among Parent, Federal Insurance Company and its affiliates and subsidiaries and their respective co-sureties and reinsurers, except as to liabilities assumed by Buyer (i) under that certain General Agreement of Indemnity in the form attached as Exhibit B to this Agreement, and (ii) with respect to claims made in relation to released bonds on completed jobs of the Company and/or the Buyer.

5. All liabilities of the Company, if any, owed to Parent or to the following affiliates of Parent (but only to the following affiliates): Integrated Electrical Finance, Inc., IES Management LP, IES Management ROO, LP, IES Properties, Inc. and IES Reinsurance, Ltd.

6. (a) All liabilities for workers compensation claims made by employees of the Company with respect to occurrences prior to the Closing Date, including without limitation, the following:

William Cox, Claim#E3117078, DOL 7/20/2005

Donald Bell, Claim#E3116837, DOL 7/21/2005

Martha Saling, Claim#10834, DOL 8/10/2005

Roy Williams, Claim #2G842516, DOL 07/19/2004

David Farrell, Claim #E3104892, DOL 03/18/2005

Jeramiah May, Claim #E3106570, DOL 04/20/2005

Allan Saunders, Claim #2G809748, DOL 10/18/2001

(b) All liabilities for occurrences prior to the Closing Date under only the following claims:

ANC Rentals dba Alamo AT&T, Claim #P505112228, DOL 03/28/2002

Jeff Chastain, Claim #2G107896, DOL 11/03/2003

Water Sports of Central Florida, Claim #2G937852, DOL 02/01/2005

Integrated Electrical, Mrs. Pantano, Stephen Pantano, Emily Ruff,

Todd San Martin, Claim #2G936968, DOL 08/04/2004

Vandalism Claim, cut fiber optic cable, DOL 4/25/2005

Lori Martin, Claim #E3749573, DOL 3/31/2005

Kyle Marrero, Claim# E3748361, DOL 6/27/2005

Sanford Airport Authority v. Cragg Construction, Claim#2G936730, DOL11/24/03

7. All liabilities associated with any federal or state income taxes owed by the Parent and its consolidated group (including, without limitation, the Company).

Schedule 3.2(d) – Change Orders

None.

Schedule 4.6 – Leased Assets

See attached list.

Schedule 4.6

GE Fleet

Unit #	Mileage	Year	Make	Model	VIN	Asset Description
22222	148171	2000	CHEVROLET	C3500 HD DIESEL	1GBKC34FXYF465771	TRUCK
23123	179037	2000	FORD	F250 SUPERCAB	1FTNX21F2YEC14437	TRUCK
23125	133801	2000	FORD	F350	3FDWF36F0YMA12403	TRUCK
26039	88467	2001	FORD	EXPLORER	1FMZU63E01ZA18450	UT VEHICLE
26044	100775	2001	FORD	E250 SUPER	1FTNS24LX1HA41822	VAN
26264	103234	1999	FORD	E250 ECONOLI	1FTNE2427XHC32377	VAN
23078	121380	1999	FORD	E250	1FTNE2421XHB89784	VAN
26045	91358	2001	FORD	E250 SUPER	1FTNS24L41HA41816	VAN
23126	167580	2000	FORD	F250 4X4	1FTNX21F1YED18840	TRUCK
23122	159780	2000	FORD	F150 EXT CAB	1FTRX17L0YNA60755	TRUCK
26049	195214	2001	FORD	F250 4X4 EXT CAB	1FTNX21F31EC06207	TRUCK
23127	161411	2001	FORD	F250	1FTMX21F41EA38383	TRUCK

GE Commercial

Unit #	Mileage	Year	Make	Model	VIN	Asset Description
31464	620 hrs	2003	CATERPILLAR	420DIT	BLN8147	EQUIPMENT
31428	962 hrs	1999	VERMEER	TRENCHER V5750	1VEMU8221X1000752	EQUIPMENT
99500	18651	1999	INTERNATIONAL	8100	1HSHBAHN4XH624115	TRUCK
31455	626 hrs	2001	BOBCAT	LOADER 773G W/AUGER	517615293 – 187409247	EQUIPMENT
23111	66991	1999	INTERNATIONAL	TEREX CRANE	1HTGLADT1XH675922	TRUCK
31465	15600	2002	FREIGHTLINER	FL70	1FVABTBS22HJ27579	TRUCK
99973	7172	2005	INTERNATIONAL	5500 6X4 TEXOMA 800 PRESSURE DRILL	1HTXLAHT35J049854	TRUCK

PHH Arval

Unit #	Mileage	Year	Make	Model	VIN	Asset Description
10100	120535	2001	FORD	F250	1FTNF21F21EA67366	TRUCK
10115	122010	2001	FORD	F450 SD	1FDXF47F81EB71660	TRUCK
10116	171939	1997	FORD	F250 4X4 XLT	1FTHF26F9VEB75656	TRUCK
10202	149380	2001	FORD	F250 CREW CAB 4X4 W/UTILITY	1FTNW21F31ED71676	TRUCK
10203	50270	2001	FORD	F250 CREW CAB 4X4 W/UTILITY	1FTNX21F52EA95953	TRUCK
10204	126165	2002	FORD	F450 DRW 4X4 W/UTILITY	1FDXF47F62EA95535	TRUCK
10208	93204	2002	FORD	F250	1FTNX21F72EB30296	TRUCK
10253	84450	2003	FORD	F250 S/C 4X4	1FTNX21F03EA71477	TRUCK
10288	39664	2003	FORD	F250 S/C 404 XL	1FTNX21P73EC04052	TRUCK
10315	78090	2003	FORD	F250 S/C 4X4	1FTNX21P93ED29201	TRUCK
10411	25410	2004	FORD	F250 XL EXT CAB 4X4	1FTNX21P64EA62102	TRUCK
10421	55943	2004	FORD	F350 4X4 CREW	1FTSW31P44EA04145	TRUCK
10468	64060	2004	FORD	F250 4X4	1FTNX21P34EB79586	TRUCK
10488	26580	2004	FORD	F2504X4 S/C	1FTNX21P04EC63767	TRUCK
10500	39104	2004	FORD	F250 4X4 CREW DIESEL	1FTNW21P94EB64786	TRUCK
10521	36380	2004	FORD	F250 S CAB 4X4 W/UTILITY	1FTNX21P54EC63795	TRUCK
10542	23692	2004	FORD	F250 4X4 S/C	1FTNX21P34ED68402	TRUCK
10560	47448	1997	WESTERN STAR	4864S 6C6 WATER TRUCK	2WLNGCMD4VK945262	TRUCK
10586	30676	2005	FORD	F250 4X4 S/C W/UTILITY	1FTSX21P65EA11347	TRUCK
10587	27012	2005	FORD	F250 4X4 S/C W/UTILITY	1FTSX21P35EA10785	TRUCK
10596	28112	2005	FORD	F250 4X4 EXT CAB	1FTSX21P2SEB08349	TRUCK
10602	17661	2005	FORD	F250 4X4 W/UTILITY	1FDAF57P65EA96645	TRUCK
22312	198282	2005	FORD	F350	3FTSX31F31MA02381	TRUCK

Schedule 5.3(d) – Consents

1.	The consent of the Indenture Trustees under the indentures listed at Schedule 1.5, Items 1 and 2.

2.	The consent of the Agent and Financial Institutions under the agreement listed at Schedule 1.5 Item 3.

3.	The consent of Federal Insurance Company under the agreements listed at Schedule 1.5, Item 4.

4.	The Parent shall have negotiated and consented to execute a Subordination Agreement with SunTrust Bank, a Georgia banking corporation, in form and substance satisfactory to Parent in its sole discretion.